UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Lennox International Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2140 Lake Park Blvd.
Richardson, Texas 75080

April 17, 2009

Dear Stockholders:

It is my pleasure to invite you to the 2009 Annual Meeting of Stockholders of Lennox International Inc. The meeting will be held at 1:00 p.m., local time, on Thursday, May 21, 2009, at the University of Texas at Dallas School of Management, southeast corner of Drive A and University Parkway, Richardson, Texas 75083.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items of business that will be discussed and voted upon during the meeting. It is important that you vote your shares whether or not you plan to attend the meeting. To be sure your vote is counted, we urge you to carefully review the Proxy Statement and to vote as soon as possible. You have a choice of voting over the Internet, by telephone or by returning the enclosed Proxy Card by mail. You may also vote in person at the meeting. Please refer to the instructions in the enclosed materials. If you attend the meeting and wish to vote in person, the ballot you submit at the meeting will supersede your proxy.

I look forward to seeing you at the Annual Meeting of Stockholders. On behalf of management and our Board of Directors, I want to thank you for your continued support and confidence in 2009.

Sincerely,

Richard L. Thompson
Chairman of the Board

2140 Lake Park Blvd.
Richardson, Texas 75080

April 17, 2009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2009

To Our Stockholders:

Notice is hereby given that the 2009 Annual Meeting of Stockholders of Lennox International Inc. will be held on Thursday, May 21, 2009 at 1:00 p.m., local time, at the University of Texas at Dallas School of Management, southeast corner of Drive A and University Parkway, Richardson, Texas 75083 to:

•	elect four Class II directors to hold office for a three-year term expiring at the 2012 Annual Meeting of Stockholders;

•	ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2009 fiscal year; and

•	transact any other business that may properly come before the Annual Meeting of Stockholders.

A Proxy Statement, Proxy Card and Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, accompany this Notice.

The Board of Directors has determined that our stockholders of record at the close of business on March 27, 2009 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

By Order of the Board of Directors,

John D. Torres
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2009:

This Proxy Statement and the accompanying Annual Report to Stockholders are available at http://www.lennoxinternational.com/financials/financialreportproxy.htm

Your Vote Is Important

To be sure your shares are represented at the Annual Meeting of Stockholders, please vote (1) by calling the toll-free number (800) 690-6903 and following the prompts; (2) by Internet at http://www.proxyvote.com; or (3) by completing, dating, signing and returning your Proxy Card in the enclosed postage-paid envelope as soon as possible. You may vote in person at the Annual Meeting of Stockholders even if you send in your Proxy Card, vote by telephone or vote by Internet. The ballot you submit at the meeting will supersede any prior vote.

PROXY STATEMENT

GENERAL INFORMATION REGARDING THE 2009
ANNUAL MEETING OF STOCKHOLDERS

Meeting Date and Location

The 2009 Annual Meeting of Stockholders will be held on May 21, 2009 at 1:00 p.m., local time, at the University of Texas at Dallas School of Management, southeast corner of Drive A and University Parkway, Richardson, Texas 75083. We began mailing this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, Proxy Card and Annual Report to Stockholders, which includes our Annual Report on Form 10-K, to our stockholders on or about April 17, 2009 for the purpose of soliciting proxies on behalf of our Board of Directors.

Matters to be Voted On

At the meeting, you will be asked to vote on two proposals:

•	Proposal 1: Election of four Class II directors to hold office for a three-year term expiring at the 2012 Annual Meeting of Stockholders.

•	Proposal 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2009 fiscal year.

Our Board of Directors recommends you vote “for” each of our Board nominees and “for” ratification of our independent registered public accounting firm for 2009.

Record Versus Beneficial Ownership of Shares

If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, we sent our Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and Annual Report to Stockholders directly to you.

If your shares are held in a stock brokerage account or by a bank, you are considered the “beneficial owner” of shares held in street name. In that case, our Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and Annual Report to Stockholders have been forwarded to you by your broker or bank, which is considered, with respect to those shares, the stockholder of record. Your broker or bank will also send you instructions on how to vote. If you have not heard from your broker or bank, please contact them as soon as possible.

Record Date and Number of Votes

The record date for the 2009 Annual Meeting of Stockholders is March 27, 2009. If you were a stockholder of record at the close of business on March 27, 2009, you may vote at the meeting. At the close of business on the record date, there were 55,376,859 shares of our common stock outstanding and entitled to vote and approximately 715 stockholders of record. Each stockholder is entitled to one vote per share.

Quorum and Vote Required

A quorum is required to transact business at the meeting. To achieve a quorum at the meeting, stockholders holding a majority of our outstanding shares entitled to vote must be present either in person or represented by proxy. Shares held by us in treasury will not count towards a quorum. In the event a quorum is not present at the meeting, we expect the meeting will be adjourned or postponed to solicit additional proxies.

To be elected, nominees for director must receive a plurality of the votes cast. This means that the director nominees with the most votes are elected, regardless of whether any nominee received a majority of the votes. Ratification of our independent registered public accounting firm and any other matters submitted to you at the meeting will be decided by the affirmative vote of a majority of our common stock represented in person or by proxy at the meeting and entitled to vote.

Abstentions and Broker Non-Votes

If a broker or bank holds shares in street name and the beneficial owner does not provide the broker or bank with specific voting instructions, the broker or bank generally has discretion to vote on routine matters but does not have discretion to vote on non-routine matters. When a broker or bank does not vote on a proposal because it does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner, the missing votes are referred to as “broker non-votes.” We understand that pursuant to New York Stock Exchange rules, Proposals 1 and 2 will be considered routine proposals for which your broker or bank may exercise voting discretion even if it does not receive voting instructions from you.

Abstentions and broker non-votes, if applicable, will be included in determining whether a quorum is present, but will not be counted as votes “for” or “against” either Proposal 1 or Proposal 2.

Voting Procedures

To be sure your shares are represented at the 2009 Annual Meeting of Stockholders, please vote as soon as possible by using one of the following methods:

•	By Mail: You may complete, date, sign and return your Proxy Card in the enclosed postage-paid envelope. If you sign and return the accompanying Proxy Card and your proxy is not revoked, your shares will be voted in accordance with your voting instructions. If you sign and return your Proxy Card but do not give voting instructions, your shares will be voted as recommended by our Board of Directors.

•	By Telephone or Internet: The telephone and Internet voting procedures established by our company and administered by Broadridge Financial Solutions, Inc. are available to our stockholders of record only. If you are a stockholder of record, you can vote by calling the toll-free number (800) 690-6903 and following the prompts or by Internet at http://www.proxyvote.com. You should have your Proxy Card containing your control number in hand when you call or access the website. Telephone and Internet voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 20, 2009.

If you are the beneficial owner of shares held in a stock brokerage account or by a bank, you will not be able to vote by calling the phone number or accessing the Internet address provided above. The availability of telephone and Internet voting for beneficial owners will depend on the voting procedures of your broker or bank. These procedures differ from the procedures provided by Broadridge for stockholders of record. Therefore, you should check the information forwarded to you by your broker or bank to find out which voting options are available to you.

If you vote by telephone or Internet and your proxy is not revoked, your shares will be voted in accordance with your voting instructions and you do not need to return your Proxy Card.

•	In Person at the Annual Meeting of Stockholders: You may vote in person at the meeting even if you send in your Proxy Card, vote by telephone or vote by Internet. The ballot you submit at the meeting will supersede any prior vote. If you attend the Annual Meeting of Stockholders in person and want to vote shares you beneficially hold in street name, you must bring a written proxy from your broker or bank that identifies you as the sole representative entitled to vote the shares indicated.

A representative of Broadridge will tabulate the votes and act as inspector of election at the meeting.

Changing Your Vote

You can change your vote on a proposal at any time before the meeting for any reason by revoking your proxy. Proxies may be revoked by filing a written notice of revocation, bearing a later date than your proxy, with our Corporate Secretary at or before the meeting. Proxies may also be revoked by:

•	submitting a new written proxy bearing a later date than the Proxy Card you previously submitted prior to or at the Annual Meeting of Stockholders;

•	voting again by telephone or Internet before 11:59 p.m., Eastern Time, on May 20, 2009; or

•	attending the Annual Meeting of Stockholders and voting in person; however, attendance at the meeting will not in and of itself constitute a revocation of your proxy.

In each case, the later submitted vote will be recorded and the earlier vote revoked. Any written notice of a revocation of a proxy should be sent to Lennox International Inc., 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Corporate Secretary. To be effective, the revocation must be received by our Corporate Secretary before the taking of the vote at the Annual Meeting of Stockholders.

Other Business; Adjournments

We are not aware of any other business to be acted upon at the 2009 Annual Meeting of Stockholders. However, if you have voted by proxy and other matters are properly presented at the Annual Meeting for consideration, the persons named in the accompanying Proxy Card will have discretion to act on those matters according to their best judgment. In the absence of a quorum, stockholders representing a majority of the votes present in person or by proxy at the meeting may adjourn the meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

In accordance with our Bylaws, our Board of Directors may be composed of no less than three and no more than 15 members. The Board currently consists of 12 members, divided into three classes, with each class serving a three-year term.

Upon the recommendation of the Board Governance Committee, the Board has nominated four Class II directors for re-election to our Board of Directors to hold office for a three-year term expiring at the 2012 Annual Meeting of Stockholders. All Class III and Class I directors will continue in office, in accordance with their previous election, until the expiration of the terms of their classes at the 2010 or 2011 Annual Meeting of Stockholders.

If you do not wish your shares to be voted for any particular nominee, you may withhold your vote for that particular nominee. If any nominee for Class II director becomes unavailable, the persons named in the accompanying Proxy Card may vote for any alternate designated by the incumbent Board of Directors, upon the recommendation of the Board Governance Committee, or the number of directors constituting the Board may be reduced.

Our Board of Directors continues to evaluate the optimal size of the Board and, if it determines it is in our company’s best interest, will fill any vacancies in accordance with our Bylaws and our Corporate Governance Guidelines. Although the Board has less than 15 members, you may not vote for a greater number of directors than the number nominated.

Biographical information for each nominee for Class II director and for each current director in the classes continuing in office is provided below.

The Board has nominated the following individuals for re-election as Class II directors for a three-year term expiring at the 2012 Annual Meeting of Stockholders:

Linda G. Alvarado, 57, has served as a director of our company since 1987. She has served as President and Chief Executive Officer of Alvarado Construction, Inc., a commercial development and general contracting firm specializing in commercial, government and industrial construction, since 1976. She currently serves on the Boards of Directors of Qwest Communications International Inc., a telecommunications company; Pepsi Bottling Group, Inc., a soft drink and beverage company; 3M Company, a diversified technology company; and Pitney Bowes Inc., an office equipment and services company. Ms. Alvarado is also a partner in the Colorado Rockies Baseball Club.

Steven R. Booth, 49, has served as a director of our company since 2002. He became the President and CEO of Polytech Molding Inc., a plastic injection molding company serving the industrial, health care and automotive markets, in 2001. From 1994 to 2001, Mr. Booth was employed by Process Science Inc., a designer and manufacturer of equipment and products using hydrostatic extrusion technology.

John E. Major, 63, has served as a director of our company since 1993. Mr. Major is President of MTSG, a company that provides consulting, management and governance services, which he formed in 2003. From 2003 to 2006, he served as Chief Executive Officer of Apacheta Corporation, a mobile wireless software company whose products are used to manage inventory and deliveries. From 2000 to 2003, he served as Chairman and Chief Executive Officer of Novatel Wireless, Inc., a leading provider of wireless Internet solutions. Prior to joining Novatel Wireless, Mr. Major served as President and CEO of Wireless Knowledge, Inc., a joint venture between Microsoft Corporation and QUALCOMM Inc., from 1998 through 1999. From 1997 to 1998, he served as Executive Vice President of QUALCOMM and President of its Wireless Infrastructure Division. Prior to joining QUALCOMM, Mr. Major served as Senior Vice President and Chief Technology Officer at Motorola, Inc., a manufacturer of telecommunications equipment. Prior to that he served as Senior Vice President and General Manager for Motorola’s Worldwide Systems Group of the Land Mobile Products Sector. Mr. Major currently serves as the Chairman of the Board of Broadcom Corporation, a semiconductor manufacturing company; and serves on the Boards of Directors of Littelfuse, Inc., a manufacturer of fuses; and ORBCOMM Inc., a satellite communications service provider.

Jeffrey D. Storey, M.D., 43, has served as a director of our company since 2006. He is a founding partner and President of Cheyenne Women’s Clinic in Cheyenne, Wyoming, a position he has held since 2004. Dr. Storey graduated from Dartmouth Medical School in 1993 and has been a practicing obstetrician/gynecologist since 1997. He is also a Lieutenant Colonel and State Air Surgeon for the Wyoming Air National Guard and a veteran of Operation Enduring Freedom. Dr. Storey is a Fellow in the American College of Obstetricians and Gynecologists and serves as an Adjunct Clinical Faculty Member for the University of Wyoming, Department of Family Practice.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE ABOVE NOMINEES.

The following Class III directors’ terms will continue until the 2010 Annual Meeting of Stockholders:

Todd M. Bluedorn, 46, was appointed Chief Executive Officer and elected as a director of our company in 2007. Prior to joining the company, Mr. Bluedorn served in numerous senior management positions for United Technologies since 1995, including President, Americas - Otis Elevator Company beginning in 2004; President, North America - Commercial Heating, Ventilation and Air Conditioning for Carrier Corporation beginning in 2001; and President, Hamilton Sundstrand Industrial beginning in 2000. He began his professional career with McKinsey & Company in 1992, after receiving an MBA from Harvard University in 1992 and serving in the United States Army as a combat engineer officer and United States Army Ranger from 1985 to 1990. He also holds a BS in Electrical Engineering from the United States Military Academy at West Point.

Janet K. Cooper, 55, has served as a director of our company since 1999. From 2002 to 2008, Ms. Cooper served as Senior Vice President and Treasurer of Qwest Communications International Inc. From 2001 to 2002, she served as Chief Financial Officer and Senior Vice President of McDATA Corporation, a global leader in open storage networking solutions. From 2000 to 2001, she served as Senior Vice President, Finance of Qwest. From 1998 to 2000, she served in various senior level finance positions at US West Inc., a regional Bell operating company, including Vice President, Finance and Controller and Vice President and Treasurer. From 1978 to 1998, Ms. Cooper served in various capacities with the Quaker Oats Company, including Vice President, Treasurer and Tax from 1997 to 1998 and Vice President, Treasurer from 1992 to 1997. Ms. Cooper serves on the Board of Directors of The TORO Company, a manufacturer of equipment for lawn and turf care maintenance, and MWH, a firm providing water, wastewater, energy, natural resource, program management, consulting and construction services to clients around the world.

C. L. (Jerry) Henry, 67, has served as a director of our company since 2000. Prior to his retirement, Mr. Henry served as Chairman, President and CEO of Johns Manville Corporation, a leading manufacturer of insulation and building products, from 1996 to 2004. Mr. Henry served as Executive Vice President and Chief Financial Officer for E. I. du Pont de Nemours and Company, a global science and technology company, from 1993 to 1996. Mr. Henry currently serves on the Board of Directors of Georgia Gulf Corp., a leading manufacturer and worldwide marketer of several integrated lines of commodity chemicals and polymers and MWH, a firm providing water, wastewater, energy, natural resource, program management, consulting and construction services to clients around the world.

Terry D. Stinson, 67, has served as a director of our company since 1998. Mr. Stinson currently serves as Group Vice President of AAR Corp., an international, publicly traded aerospace manufacturing and services firm. In addition, Mr. Stinson has served as Chief Executive Officer of his own consulting practice, Stinson Consulting, LLC, engaged in strategic alliances and marketing for the aerospace industry, since 2001. From 2002 to 2005, Mr. Stinson served as Chief Executive Officer of Xelus, Inc., a collaborative enterprise service management solution company. From 1998 to 2001, Mr. Stinson was Chairman and Chief Executive Officer of Bell Helicopter Textron Inc., the world’s leading manufacturer of vertical lift aircraft, and served as President from 1996 to 1998. From 1991 to 1996, Mr. Stinson served as Group Vice President and Segment President of Textron Aerospace Systems and Components for Textron Inc. Prior to that position, he was President of the Hamilton Standard Division of United Technologies Corporation, a defense supply company, since 1986.

Richard L. Thompson, 69, has served as a director of our company since 1993. He served as Vice Chairman of the Board from February 2005 to July 2006 and was appointed Chairman of the Board in July 2006. Mr. Thompson served as Group President and Member of the Executive Office of Caterpillar Inc., a manufacturer of construction and mining equipment, from 1995 until his retirement in 2004. He joined Caterpillar in 1983 as Vice President, Customer Services. In 1989, he was appointed President of Solar Turbines Inc., a wholly-owned subsidiary of Caterpillar and manufacturer of gas turbines. From 1990 to 1995, he served as Vice President of Caterpillar, with responsibility for its worldwide engine business. Previously, he held the positions of Vice President of Marketing and Vice President and General Manager, Components Operations of RTE Corporation, a manufacturer of electrical distribution products. Mr. Thompson serves as a Director of Gardner Denver, Inc., a manufacturer of air compressors, blowers and petroleum pumps, and of NiSource Inc., a natural gas and electric utility. In addition, he is a former Director of the National Association of Manufacturers, the nation’s largest industrial trade association.

The following Class I directors’ terms will continue until the 2011 Annual Meeting of Stockholders:

James J. Byrne, 73, has served as a director of our company since 1990. Since January 2007, he has been the Executive Professor in Residence at the Duquesne University Graduate School of Business. In addition, he has been Chairman of Byrne Technology Partners, Ltd., a firm that provides interim management at the CEO and senior executive levels for technology companies, since 1995. Mr. Byrne has assisted his clients by assuming executive responsibility with their investments and in that regard served as Chairman and Chief Executive Officer of OpenConnect Systems Incorporated, a developer of computer software products, from 1999 to 2001. Mr. Byrne served as the Chief Executive Officer of the Entrepreneurs Foundation of North Texas, an organization that promotes community involvement and philanthropy with emerging technology companies, from 2004 to 2007. Prior to his current roles, he held a number of positions in the technology industry including President of Harris Adacom Corporation, a network products and services company, Senior Vice President of United Technologies Corporation’s Semiconductor Operation and President of the North American Group of Mohawk Data Sciences, a manufacturer of distributed computer products. Mr. Byrne began his career in technology with General Electric Company. He currently serves as a Fellow of the Legacy Center for Public Policy.

John W. Norris, III, 51, has served as a director of our company since 2001. Mr. Norris is a founder of Maine Network Partners and is the Founding Chair of the Environmental Funders Network. From 2000 to 2005, he served as the Associate Director of Philanthropy for the Maine Chapter of The Nature Conservancy. Mr. Norris was Co-Founder and President of Borealis, Inc., an outdoor products manufacturer, from 1988 to 2000 and served as an economic development Peace Corps Volunteer in Jamaica, West Indies from 1985 to 1987. Before joining the Peace Corps, Mr. Norris completed a graduate school internship at Lennox Industries Inc., a subsidiary of the company, in 1983. He currently serves on the Boards of the Maine Philanthropy Center, Common Good Ventures and the Maine Wilderness Guides Organization.

Paul W. Schmidt, 64, has served as a director of our company since 2005. In early 2007, Mr. Schmidt retired from his position as Corporate Controller of General Motors Corporation, a position he held since 2002. He began his career in 1969 as an analyst with the Chevrolet Motor Division of General Motors and subsequently served in a wide variety of senior leadership roles for General Motors, including financial, product and factory management, business planning, investor relations and international operations. Mr. Schmidt also served as Director of Capital, Performance and Overseas Analysis in General Motors’s New York Treasurer’s Office.

The following family relationships exist among certain members of our Board of Directors:

•	John W. Norris, III, Steven R. Booth and Jeffrey D. Storey, M.D. are great-grandchildren of D.W. Norris, one of our original owners.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected KPMG LLP to continue as our independent registered public accounting firm for the 2009 fiscal year. We are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm. If our stockholders do not ratify the appointment, the Audit Committee will consider whether it should select a different firm, however, it is not required to do so. On the other hand, even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

A representative of KPMG LLP will be present at the 2009 Annual Meeting of Stockholders and will be available to respond to appropriate questions. The representative will also have an opportunity to make a statement at the meeting if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2009 FISCAL YEAR.

Independent Registered Public Accountants

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to date for professional services rendered by KPMG LLP for each of the last two fiscal years (in thousands).

	2008	2007

Audit Fees(1)	$3,183	$3,576
Audit-Related Fees(2)	21	63
Tax Fees(3)	131	187
All Other Fees	0	0

TOTAL	$3,335	$3,826

(1)	Represents fees billed for the audit of our annual financial statements included in our Annual Reports on Form 10-K and review of financial statements included in our Quarterly Reports on Form 10-Q; the audit of our internal control over financial reporting; and for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. The 2007 audit fees differ from the amounts shown in our 2008 Proxy Statement due to the finalization of billings during 2008.

(2)	Represents fees billed for assurance and related services reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting. Such services in 2007 consisted primarily of audits of our employee benefit plans. Services in 2008 consisted primarily of assistance provided to a foreign subsidiary to restate financial statements in accordance with International Financial Accounting Standards for statutory audit purposes.

(3)	Represents fees billed for tax compliance, including review of tax returns, tax advice and tax planning.

Audit Committee Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit services provided by our independent registered public accountants. In addition, all non-audit services provided by KPMG LLP are pre-approved in accordance with our policy entitled “Use of External Audit Firm for Non-Attest Services.” The policy identifies services that are specifically prohibited by Securities and Exchange Commission rules and states that these services may not be performed by our independent registered public accountants. For permissible non-audit services, the Audit Committee has delegated pre-approval authority to the Audit Committee Chairperson. In addition, the Audit Committee has approved annual maximum amounts for tax advisory and tax return services. No engagements are commenced until the Audit Committee Chairperson’s approval has been received. All approved services are reported to the full Audit Committee at each quarterly meeting.

In accordance with the foregoing, all services provided by KPMG LLP in 2008 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

Audit Committee Charter.  The Audit Committee of Lennox International Inc. acts pursuant to its written charter adopted by the Board of Directors. A copy of the Audit Committee charter is available on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Committee Charters.” The role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the company’s financial reporting process, the system of internal control, the audit process and the company’s process for monitoring compliance with laws and regulations and corporate policies. The Audit Committee maintains effective working relationships with the Board of Directors, management, the company’s internal auditors and the company’s independent registered public accounting firm (“Independent Accountants”). As set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange. The Independent Accountants are responsible for auditing the company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

Auditor Independence.  The Audit Committee (i) reviewed and discussed the company’s quarterly and audited financial statements for the year ended December 31, 2008 with the company’s management and with the Independent Accountants; (ii) discussed with the Independent Accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (iii) received the written disclosures and the letter from the Independent Accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Accountants’ communications with the Audit Committee concerning independence and discussed with Independent Accountants the Independent Accountants’ independence and considered whether the provision of non-audit services by the Independent Accountants to the company is compatible with maintaining the accountants’ independence.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the Independent Accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the company’s financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the company’s Independent Accountants are in fact “independent.”

Audit Committee Recommendation.  Based upon the reviews and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Submitted by the Audit Committee of the Board of Directors:

Paul W. Schmidt (Chairperson) C. L. (Jerry) Henry	Janet K. Cooper John E. Major

CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines require a majority of our directors to be “independent.” Pursuant to New York Stock Exchange rules, our Board of Directors has adopted a formal definition of “independent” for the purpose of determining whether a particular director or nominee meets the independence standards of our company and the New York Stock Exchange. In accordance with this definition, a director must be determined to have no material relationship with our company other than as a director and must not receive any material benefit or suffer any material detriment as a member of our Board that is not shared with or suffered by other stockholders of our company so as to possibly influence any decisions of the director. The definition further requires that the director meet the independence tests promulgated by the New York Stock Exchange. The full text of our definition of an independent director can be found on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Definition of Independent Director.”

Applying these standards and the independence standards of the New York Stock Exchange, the Board has determined that a majority of our Board of Directors is independent (see table below). We believe we are in compliance with the corporate governance requirements of the New York Stock Exchange, the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002.

Board of Directors and Board Committees

The Board of Directors met six times in 2008. All directors attended in excess of 75% of the total number of meetings of the Board and committees of the Board on which they served. While the Board of Directors does not currently have a policy with regard to attendance of Board members at the Annual Meeting of Stockholders, 11 of our 12 directors attended our 2008 Annual Meeting of Stockholders.

The standing committees of the Board are as follows: Audit, Board Governance, Compensation and Human Resources, Technology and Acquisition, Pension and Risk Management and Public Policy. The Board has adopted charters for each of these committees which are available on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Committee Charters.” Stockholders may also receive a free copy of these documents by sending a written request to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Investor Relations, or calling (972) 497-5000.

The following table provides current membership information for each of the Board committees and indicates which directors our Board has determined are independent.

						Compensation		Technology		Pension and
				Board		and Human		and		Risk		Public
Name	Independent	Audit		Governance		Resources		Acquisition		Management		Policy

Richard L. Thompson	X	—		—		—		—		—		—
Todd M. Bluedorn	—	—		—		—		—		—		—
Linda G. Alvarado	X	—		—		X		—		—		X
Steven R. Booth	X	—		—		—		X		—		X
James J. Byrne	X	—		—		X	*	X		—		X
Janet K. Cooper	X	X		—		—		—		X	*	—
C.L. (Jerry) Henry	X	X		X		—		—		—		—
John E. Major	X	X		—		X		X	*	—		—
John W. Norris, III	X	—		X		—		—		X		X	*
Paul W. Schmidt	X	X	*	X		—		—		X		—
Terry D. Stinson	X	—		X	*	X		X		—		—
Jeffrey D. Storey, M.D.	X	—		—		X		—		X		X

*	Committee Chairperson

Audit Committee

The Audit Committee met 13 times in 2008. The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the integrity of our financial statements and related systems of internal control, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance and the performance of our internal audit function. The Audit Committee also has the direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accountants. Each Audit Committee member is independent as independence for audit committee members is defined by the New York Stock Exchange and satisfies the New York Stock Exchange’s financial literacy requirements. The Board of Directors has determined that Mr. Schmidt, Chairperson of the Audit Committee, is an audit committee financial expert as defined by the Securities and Exchange Commission.

Board Governance Committee

The Board Governance Committee met two times in 2008. The Board Governance Committee assists the Board by identifying individuals qualified to become Board members, developing qualification criteria for Board membership, making recommendations to the Board regarding the appropriate size of the Board and appointment of members to the Board’s committees, developing and recommending to the Board the Corporate Governance Guidelines and codes of conduct applicable to our company and overseeing the evaluation of our Board of Directors. Each member of the Board Governance Committee is independent as independence for nominating committee members is defined by the New York Stock Exchange.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee met five times in 2008. The Compensation and Human Resources Committee assists the Board in the discharge of its responsibilities relating to our compensation and benefits programs, oversight of our short- and long-term incentive plans, compensation of our non-employee directors, executive officers and other key employees and the development of executive succession and development plans. Each member of the Compensation and Human Resources Committee is independent as independence for compensation committee members is defined by the New York Stock Exchange.

The Compensation and Human Resources Committee oversees our executive compensation programs and the compensation program maintained for the non-employee members of our Board of Directors. In accordance with its charter, the Compensation and Human Resources Committee reports to the full Board of Directors on a regular basis and seeks Board approval for actions relating to Board compensation. The committee forms and delegates authority to subcommittees when appropriate. Our Chief Executive Officer makes recommendations to the Compensation and Human Resources Committee with respect to various elements of executive compensation. Pursuant to its charter, the Compensation and Human Resources Committee is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors and to retain third-party compensation consultants. To that end, since 2005, the committee has engaged Mercer Human Resource Consulting, Inc. as its executive compensation consultant to provide objective analysis, advice and recommendations regarding the compensation of our executives and non-employee directors. See “Executive Compensation — Compensation Discussion and Analysis” for further information regarding executive compensation decisions and the scope of services provided by Mercer.

Technology and Acquisition Committee

The Technology and Acquisition Committee met four times in 2008. The Technology and Acquisition Committee is responsible for evaluating our technology strategies and making recommendations to the Board of Directors relating to potential acquisitions, divestitures and joint ventures.

Pension and Risk Management Committee

The Pension and Risk Management Committee met four times in 2008. The Pension and Risk Management Committee is responsible for overseeing the administration of our qualified defined benefit and defined contribution retirement plans and matters relating to our insurance coverage as well as reviewing significant legal matters, environmental issues and other matters relating to safety and risk management.

Public Policy Committee

The Public Policy Committee met once in 2008. The Public Policy Committee is responsible for developing education programs for new and continuing members of our Board and overseeing our position on corporate social responsibilities and public issues of significance that affect our stockholders.

Director Nomination Process and Nominee Criteria

The Board of Directors is responsible for approving candidates for Board membership. The Board has delegated the screening and recruitment process to the Board Governance Committee. In this capacity, the Board Governance Committee develops and periodically reviews the qualification criteria for Board membership, identifies new director candidates and makes recommendations to the Board regarding the appropriate size of the Board and appointment of members to the Board’s committees. The Board Governance Committee typically retains a third-party search firm to assist in identifying and evaluating potential new director candidates. Qualifications required of individuals for consideration for Board membership will vary according to the particular areas of expertise being sought as a compliment to the existing Board composition at the time of any vacancy. According to our qualification guidelines, criteria to be considered for Board membership include:

•	Personal Characteristics: leadership, integrity, interpersonal skills and effectiveness, accountability and high performance standards;

•	Business Attributes: high levels of leadership experience in business, substantial knowledge of issues faced by publicly traded companies, experience in positions demonstrating expertise, including on other boards of directors, financial acumen, industry and company knowledge, diversity of viewpoints, experience in international markets and strategic planning;

•	Independence: based on the standards of independence adopted by our Board of Directors, the New York Stock Exchange and the Securities and Exchange Commission;

•	Professional Responsibilities: willingness to commit the time required to fully discharge his or her responsibilities, commitment to attend meetings, ability and willingness to represent the stockholders’ long- and short-term interests, awareness of our responsibilities to our customers, employees, suppliers, regulatory bodies and the communities in which we operate and willingness to advance his or her opinions while supporting the majority Board decision, assuming questions of ethics or propriety are not involved;

•	Governance Responsibility: ability to understand and distinguish between the roles of governance and management; and

•	Availability and Commitment: based on the number of commitments to other entities existing or contemplated by the candidate.

The full text of our qualification guidelines can be found on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Board of Directors — Board of Director Qualification Guidelines.”

When a vacancy occurs on the Board, the Board Governance Committee may recommend to the Board a nominee to fill the vacancy, or alternatively, may recommend that the vacancy remain. The Board Governance Committee also evaluates and recommends to the Board nominees for election to our Board of Directors at our Annual Meeting of Stockholders.

Stockholder Nominations for Director

The Board Governance Committee considers nominees for election to the Board of Directors recommended by stockholders. A stockholder wishing to nominate a candidate for election to the Board at a meeting of the stockholders is required to give written notice to our Corporate Secretary of his or her intention to make a nomination. We must receive the notice of nomination at least 60 days but no more than 90 days prior to the Annual Meeting of Stockholders, or if we give less than 70 days’ notice of the Annual Meeting of Stockholders date, the notice of nomination must be received within 10 days following the date on which notice of the date of the Annual Meeting of Stockholders was mailed or such public disclosure was made to our stockholders. In the case of a special meeting of stockholders for the election of directors, we must receive the notice of nomination within 10 days following the date on which notice of such meeting is first given to stockholders. Pursuant to our Bylaws, the notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination, including information sufficient to allow the Board Governance Committee to determine if the candidate meets our qualification criteria for Board membership. The Board Governance Committee may require that the proposed nominee furnish additional information in order to determine that person’s eligibility to serve as a director. A nomination that does not comply with the above procedure will be disregarded. Stockholder nominees whose nominations comply with the foregoing procedure and who meet the criteria described above under the heading “Director Nomination Process and Nominee Criteria” and in our Corporate Governance Guidelines will be evaluated by the Board Governance Committee in the same manner as the Board Governance Committee’s nominees.

Stockholder Communications with Directors

Stockholders may send written communications to the Board by:

•	sending an email to the Board at directors@lennoxintl.com; or

•	mailing a written communication to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Board of Directors, c/o Investor Relations.

Communications addressed to the Board will be received by our Investor Relations department and reviewed by the Corporate Secretary. The Corporate Secretary will:

•	refer substantiated allegations of improper accounting, internal controls or auditing matters affecting our company to the Audit Committee Chairperson;

•	refer substantiated allegations of other improper conduct affecting our company to the Chairman of the Board;

•	advise the Board at its regularly scheduled meetings of material stockholder communications; and

•	refer questions concerning our products, services and human resources issues to the appropriate department for a response.

Interested parties may communicate with non-management directors of the Board by sending written communications to the addresses listed above to the attention of the Chairman of the Board.

Other Corporate Governance Policies

Code of Conduct and Code of Ethical Conduct

We have adopted a Code of Conduct that applies to all our directors and employees, including our senior financial and principal executive officers. Amendments to and waivers, if any, from our Code of Conduct as it pertains to our executive officers, will be disclosed on our website. Our Code of Conduct is available on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Code of Conduct.” Stockholders may also receive a free copy of our Code of Conduct by sending a written request to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Investor Relations, or calling (972) 497-5000.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that are available on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Corporate Governance Guidelines.” Stockholders may request a free copy of our Corporate Governance Guidelines from our Investor Relations department at the address and phone number set forth above under “Code of Conduct and Code of Ethical Conduct.”

Executive Session Meetings

In accordance with our Corporate Governance Guidelines, the independent members of our Board of Directors, all of whom are non-management directors, meet regularly in executive session without the presence of management. The Chairman of the Board chairs the executive session meetings of our independent directors.

Authority to Retain Independent Advisors

Our Board of Directors and each of the Audit, Compensation and Human Resources and Board Governance Committees has the authority to retain independent advisors and consultants, with all fees and expenses paid by our company.

Whistleblower Procedures

The Audit Committee has established procedures for the handling of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential and anonymous submission by our employees of concerns regarding such matters.

Disclosure Committee

We have established a Disclosure Committee composed of members of management to assist us in fulfilling our obligations to maintain disclosure controls and procedures and to coordinate and oversee the process of preparing the reports we file or submit to the Securities and Exchange Commission under the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

Overview

Our executive compensation programs are established and administered by the Compensation and Human Resources Committee of the Board of Directors (the “Committee”). The Committee reviews, modifies and approves, as appropriate, our executive compensation philosophy, objectives and programs to ensure market-competitive, equitable and consistent administration of such programs for our executive officers and other key employees. The specific duties of the Committee are set forth in its charter, which can be found on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Committee Charters.”

The persons who served as our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) during 2008 and the other individuals named in the Summary Compensation Table are referred to as the named executive officers (“NEOs”) throughout this Proxy Statement, and include the following individuals:

•	Todd M. Bluedorn — Chief Executive Officer

•	Susan K. Carter — Executive Vice President (“EVP”) and Chief Financial Officer

•	Scott J. Boxer — EVP and President and Chief Operating Officer, Service Experts

•	Douglas L. Young — EVP and President and Chief Operating Officer, LII Residential

•	Daniel M. Sessa — EVP and Chief Human Resources Officer

•	William F. Stoll, Jr. — Former EVP, Chief Legal Officer and Corporate Secretary

Making Executive Compensation Decisions

The Committee

When determining executive compensation policies and programs, the Committee, with input from its executive compensation consultant and management, considers competitive practices, our business objectives, stockholder interests, regulatory requirements and other relevant factors. To promote our strategic objectives of retaining and rewarding top executive talent, the Committee believes it is important to keep each element of executive compensation market-competitive on a year-by-year basis. As part of its decision-making process, the Committee meets in executive session as needed. The Committee met five times in 2008.

Executive Officers

When making executive compensation decisions, the Committee typically receives input from management. The Chairman of the Board of Directors, the CEO, the CFO, the Chief Human Resources Officer and the Chief Legal Officer typically attend Committee meetings at the invitation of the Committee and provide input as requested. Customarily, the CEO makes recommendations to the Committee with respect to various elements of executive compensation for his direct reports and senior executives, including the other NEOs, but he is not involved in the deliberations or determinations regarding his own compensation.

Role of the Executive Compensation Consultant

Since 2005, the Committee has engaged Mercer Human Resource Consulting, Inc. (“Mercer”), an internationally recognized human resources consulting firm, as its executive compensation consultant to provide analysis, advice and recommendations.

At the Committee’s request, Mercer performed the following services for the Committee in 2008:

•	reviewed and opined on our executive compensation philosophy;

•	reviewed and opined on our compensation peer group;

•	analyzed and provided data for various elements of executive compensation;

•	reviewed and opined on proposed changes to our executive compensation programs; and

•	presented executive compensation trends to the Committee.

After reviewing our compensation practices, Mercer determined that they were reasonably designed to fulfill our executive compensation philosophy and achieve our key objectives.

The Committee, using data and analysis provided by Mercer and management, evaluated and administered our executive compensation programs throughout the year. The Committee analyzed the information provided by Mercer and management to determine the appropriate program design, level and mix of each compensation element for the NEOs.

Executive Compensation Philosophy and Key Objectives

We maintain a pay-for-performance compensation philosophy that seeks to align executive rewards with the execution of our business strategy and achievement of desired business results. Where financial results exceed expected performance, monetary rewards will reflect this performance. Where financial results are below expected performance, monetary awards will reflect the below-target performance results.

The strategic objectives of our executive compensation program are to:

•	attract and retain top executive talent;

•	align executive compensation programs with the achievement of short-term and long-term business goals;

•	maintain market-competitive executive compensation programs; and

•	maintain a strong link between pay and performance.

The following table lists each element of executive compensation and how the Committee believes it correlates to our compensation objectives and philosophy.

			Achieve	Achieve
	Attract	Retain	Short-	Long-	Maintain
	Top	Top	Term	Term	Market	Pay-for-
Executive Compensation Elements	Talent	Talent	Goals	Goals	Competiveness	Performance

Base Salary	✓	✓			✓
Short-Term Incentive Program	✓	✓	✓		✓	✓
Long-Term Incentive Program
Performance Share Units	✓	✓		✓	✓	✓
Restricted Stock Units	✓	✓			✓
Stock Appreciation Rights	✓	✓	✓	✓	✓	✓
Perquisites	✓	✓			✓
Benefit Programs	✓	✓			✓

Competitive Compensation

Market Analysis

To attract and retain leadership talent, we provide market-competitive compensation. Market analysis assists us in assessing the competitiveness of our executive compensation programs. We compare our NEO compensation to the practices of our Compensation Peer Group as well as published compensation data taken from Mercer’s compensation databases and other studies of compensation trends and practices (collectively referred to as the “Market”).

The Committee selected our Compensation Peer Group using the following criteria:

•	industry — building products, electrical components/equipment, household appliances, & industrial machinery;

•	revenues of approximately 0.5 to 3.0 times our revenues;

•	business/product mix similar to ours; and

•	international presence/operations.

The Compensation Peer Group, as approved by the Committee, is composed of the following fifteen companies:

• Acuity Brands, Inc.	• Gardner Denver, Inc.*	• Snap-On Incorporated
• Armstrong World Industries, Inc.	• ITT Corporation	• SPX Corporation
• Black & Decker Corporation	• Kennametal Inc.	• The Stanley Works
• Briggs & Stratton Corporation	• Owens Corning	• Universal Forest Products Inc.
• Dover Corporation	• Smith (A O) Corporation*	• USG Corporation

*	New additions for 2008

Genlyte Group Incorporated, Goodman Global, Inc., and Trane Inc. were removed because they were no longer publicly-traded companies. Masco Corporation and Tecumseh Products Company were removed because each of their revenues were outside the established revenue range.

Pay Positioning and Compensation Mix

For 2008, the Committee set base salary for our NEOs at the 50th percentile of the Market. The Committee set short-term incentive opportunities and long-term incentive anticipated delivered value between the 50th — 65th percentiles of the Market and included stretch performance goals, allowing us to maintain a strong pay-for-performance link while attracting and retaining leadership talent.

The Committee has historically granted a majority of total compensation to our NEOs in the form of non-cash long-term incentive awards, as was the case in 2008. The graphs below illustrate the 2008 target compensation mix for the CEO and the average target compensation mix for the other NEOs.

We apply the same methodologies in setting compensation and determining the compensation mix for our CEO as we apply for our other NEOs. However, the CEO’s target compensation mix has a greater percentage of “at-risk” compensation than the target compensation mix of the other NEOs. The Committee believes this difference is justified, given the scope of responsibility of the CEO within our company.

Components and Analysis of 2008 Executive Compensation

Base Salary

The Committee considers salary data for the Market, our annual merit budget, achievement of performance objectives, internal equity and recommendations provided by the CEO for his direct reports when determining each NEO’s base salary. The following table provides detail regarding 2008 base salary increases for each NEO.

	2007	Increase %	2008
	Annualized	Effective	Annualized
NEO	Base Salary	January 1, 2008	Base Salary

Mr. Bluedorn	$800,000	3.5%	$828,000
Ms. Carter	454,287	4.0	472,458
Mr. Boxer	485,233	3.5	502,217
Mr. Young	355,008	10.0	390,509
Mr. Sessa	365,000	3.5	377,775

As discussed earlier, in setting NEO base salaries, the Committee used the 50th percentile of the Market as a guideline. We believe that the base salary for each NEO for 2008 was market-competitive when compared to this guideline and commensurate with the experience and performance contributions of the respective individual.

Mr. Young’s base salary included an adjustment of 6.5% to align his compensation with the Market and reflect his responsibilities and duties as President of the company’s largest business segment, LII Residential. The 2008 base salary for each NEO is included in the Summary Compensation Table in the “Salary” column.

Short-Term Incentive Program

Our short-term incentive program is established under the Amended and Restated 1998 Incentive Plan of Lennox International Inc. (the “1998 Plan”) and is a cash-based incentive program that ties annual pay to the performance of our company, each business unit, and each individual. We accomplish this objective by requiring the achievement of specific goals for those individuals who most directly influence performance results and only rewarding those individuals when those goals are achieved. Each year, the CEO proposes to the Committee for review and approval the financial metrics and performance goals that must be achieved to result in a payout.

Financial Performance.  The following table summarizes the financial performance goals and payout opportunities under our 2008 short-term incentive program, along with the actual company performance for each metric.

2008 Short-Term Incentive Program Summary — Financial Performance
($ in millions)

NEO	Metric	Weight	Threshold	Target	Maximum	Actual

All	Company Core Net Income(2)	60%	$158.2	$177.5	$207.6	$158.8
	Free Cash Flow (“FCF”)(3)	40%	$120.0	$151.2	$197.1	$159.2
Payout as a % of Target			50%	100%	225%	79.6%
Mr. Boxer(1)	Service Experts Earnings Before Interest and Taxes (“EBIT”)(4)	70%	$28.6	$31.1	$34.4	$20.0
	Service Experts Working Capital %(5)	30%	7.03%	6.43%	5.82%	6.73%
Payout as a % of Target			50%	100%	225%	22.5%
Mr. Young(1)	LII Residential EBIT(4)	70%	$157.8	$171.8	$190.3	$158.8
	LII Residential Controllable Cash Flow (“CCF”)(6)	30%	$102.2	$118.8	$140.0	$170.7
Payout as a % of Target			50%	100%	225%	104.9%

(1)	All NEOs except Mr. Boxer and Mr. Young are measured 100% on overall company financial performance. Because Mr. Boxer is the President of Service Experts his award is measured 50% on Service Experts’ financial performance and 50% on overall company financial performance, resulting in an actual payout as a percentage of target of 51.1%. Because Mr. Young is the President of LII Residential his award is measured 50% on LII Residential’s financial performance and 50% on overall company financial performance, resulting in an actual payout as a percentage of target of 92.3%.

(2)	Company core net income is U.S. Generally Accepted Accounting Principles (“GAAP”) income from continuing operations, adjusted for 2008 restructuring charges, net change in unrealized losses on open futures contracts, and impairment of equity method investment.

(4)	Free cash flow is net cash provided by operating activities less capital spending as reported, adjusted for 2008 unplanned restructuring payments, collateral posted for hedges, proceeds from sale of accounts receivable under asset securitization, unplanned pension contributions, and certain unplanned tax items.

(5)	EBIT is earnings from continuing operations before income taxes and interest expense, adjusted for 2008 restructuring charges, net changes in unrealized losses on open futures contracts, and impairment of equity method investment.

(6)	Working capital % is the trailing twelve-month (“TTM”) average of accounts receivable plus inventory less accounts payable divided by TTM net sales.

(7)	Controllable cash flow is EBIT (as defined above) less capital spending plus or minus changes in accounts receivable, inventory and accounts payable.

Individual Performance.  The Committee added for 2008 an individual performance factor to supplement financial performance. The individual performance factor comprises 15% (at target) of an individual’s payout to better recognize personal achievements. The individual performance factor is measured against specific goals established for each NEO by the Committee or the CEO as part of the performance review process.

Targets and Payouts.  Under the short-term incentive program, target payout opportunities are expressed as a percentage of base salary. The target payout opportunities are based on publicly available Market data for equivalent executive officer positions using the 50th — 65th percentiles as a guideline.

Based on Mercer’s analysis of the Market data and internal equity considerations, the Committee set the following short-term incentive targets for 2008. Based on actual financial and individual performance, the Committee certified the corresponding 2008 payouts for each NEO.

2008 Short-Term Incentive Targets and Payouts
($ in thousands)

	2008 Target as a			2008 Payout as
NEO	% of Base Salary	2008 Target	2008 Payout	% of Target

Mr. Bluedorn	100%	$828.0	$734.4	88.7%
Ms. Carter	70	330.7	263.4	79.6
Mr. Boxer	70	351.6	179.5	51.1
Mr. Young	70	273.4	252.2	92.3
Mr. Sessa	70	264.4	236.6	89.5

The Committee may, in its discretion, modify the short-term incentive program to account for unusual events or revised business objectives that occur during the performance period. The Committee did not make any such modifications in 2008.

The amounts earned in 2008, which were approved by the Committee and paid in March 2009, are included in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

Long-Term Incentive Program

Under the 1998 Plan, we have established a long-term incentive program, which offers equity awards to those employees who have principal responsibility for our long-term profitability. We believe participation in our long-term incentive program assists in aligning the interests of our NEOs with the interests of our stockholders.

In 2008, our long-term incentive program consisted of three equity vehicles: performance share units (“PSUs”), restricted stock units (“RSUs”) and stock appreciation rights (“SARs”). SARs and PSUs are performance-based, with performance measured on stock price growth and the achievement of financial objectives, respectively. RSUs, which require continued employment to vest, support our critical retention efforts directed at continuity of management.

For 2008, the long-term incentive allocations for our NEOs were as follows:

The Committee believes this design is appropriate because it aligns our long-term incentive program with the achievement of our company goals and supports retention of key talent.

The Committee determines the grant date for all long-term incentive awards. The Committee generally grants awards on an annual basis at its regularly scheduled December meeting although awards may be granted in special circumstances or upon hire for certain executives. The Committee does not coordinate the grant date for any award with the release of material non-public information. We set the exercise price of our SARs at 100% of fair market value, which we define as the average of the high and low trading prices of our common stock on the New York Stock Exchange on the date of grant.

The target delivered values under the long-term incentive program are based on publicly available Market data for equivalent executive officer positions using the 50th — 65th percentiles as a guideline. When determining award sizes and delivered values, the Committee also considers the number of shares available for grant under the 1998 Plan, internal equity, individual performance/potential and the financial impact on our company. In December 2008, the Committee agreed to hold the target delivered value flat, as it fell between the 50th — 65th percentiles of the Market. The Committee made this decision to (1) maintain a market-competitive long-term incentive program; (2) recognize strong NEO performance in the face of challenging and uncertain markets; and (3) support our retention goals. In setting the actual delivered value for each NEO other than the CEO, the Committee took into account the CEO’s recommendation with regard to individual performance and potential.

PSUs.   To maintain our strong focus on performance, 50% of the delivered value for the December 2008 award was granted in the form of PSUs. PSUs generally vest at the end of the three-year performance period. If at the end of the performance period at least the threshold performance level has been achieved, the PSUs, to the extent earned, are distributed in the form of company common stock. Based on our CEO’s recommendation, the Committee determines the measurement criteria annually and, in doing so, considers the financial metrics selected for the short-term incentive program as well as other metrics that enhance stockholder value. The Committee certifies the financial performance levels in February or March following the performance period and any earned shares are then distributed.

The following table summarizes the key attributes of the PSUs granted in December 2005, which vested on December 31, 2008, and sets out financial performance goals and payout opportunities versus actual performance.

December 2005 PSU Grant
(for the January 1, 2006 — December 31, 2008 Performance Period)

Metric	Measurement Period	Threshold	Target	Maximum	Actual

Return on Invested Capital (“ROIC”)(1)	Three-year weighted-average (20% lowest year, 40% other two years)	9.0%	11.5%	16.5%	18.3%
Payout as a % of Target Award		50%	100%	200%	200%

(1)	Return on invested capital is net operating profit from continuing operations after taxes on a TTM basis divided by TTM average invested capital (total assets less non-interest bearing liabilities), adjusted for restructuring charges, net change in unrealized losses on open futures contracts, and impairment of equity method investment.

As shown above, in 2008, certain NEOs earned the maximum payout of 200% for PSUs granted in December 2005 by exceeding the maximum level of ROIC performance over the three-year period beginning January 1, 2006 and ending December 31, 2008, the value of which is included in the Fiscal 2008 Option Exercises and Stock Vested Table in the “Stock Awards — Value Realized on Vesting” column.

Similar to the December 2007 PSU grant, the Committee approved two metrics, ROIC and company core net income growth, for the December 2008 PSU award. The Committee established the ROIC performance goals based on its assessment of desired return relative to the cost of capital as well as historical and projected ROIC outcomes. Similarly, the Committee set the company core net income growth performance goals based on a detailed analysis of historical and projected outcomes relative to that measure.

The following table summarizes the key attributes of the PSUs granted in December 2008, for the performance period ending on December 31, 2011.

December 2008 PSU Grant
(for the January 1, 2009 — December 31, 2011 Performance Period)

Metric	Weight	Rationale for Selection	Measurement Period	Threshold	Target	Maximum

ROIC(1)	50%	Measures efficient use of capital; higher ROIC correlates to greater cash flow	Three-year weighted- average (20% lowest year, 40% other two years)	No payout occurs unless mid-teens ROIC is achieved
Company Core Net Income Growth(1)	50%	Measures profitability; higher company core net income correlates with higher earnings per share	Three-year compound average growth rate (“CAGR”)	Target level payout occurs only if mid-single digit company core net income CAGR is achieved
Payout as a % of Target Award				50%	100%	200%

(1)	ROIC and company core net income growth will be adjusted for special charges, such as restructuring charges.

The December 2008 PSU grants are included in the Fiscal 2008 Grants of Plan-Based Awards Table in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column.

RSUs. To support our critical retention efforts directed at continuity of management, 30% of the delivered value for the December 2008 award was granted in the form of RSUs. RSUs generally vest and are distributed in shares of our common stock three years following the date of grant. The number of shares underlying RSUs granted to our NEOs in 2008 is included in the Fiscal 2008 Grants of Plan-Based Awards Table in the “All Other Stock Awards: Number of Shares of Stock or Units” column.

SARs. To incentivize participants to grow our business and deliver increased returns to our stockholders, 20% of the delivered value for the December 2008 award was granted in the form of SARs. SARs generally vest in one-third increments on each anniversary of the date of grant. Upon the exercise of vested SARs, the increase, if any, between the fair market value of our common stock on the date of grant and the fair market value on the date the right is exercised is paid in company common stock. SARs granted in 2008 expire seven years from the date of grant. The number of SARs granted to our NEOs in 2008 is included in the Fiscal 2008 Grants of Plan-Based Awards Table in the “All Other Option Awards: Number of Securities Underlying Options” column.

Perquisites

We believe reasonable perquisites should be provided to our NEOs as a market-competitive practice and to attract and retain top executive talent. Effective January 1, 2008, we simplified our perquisite program to replace most perquisites with a lump-sum cash stipend of $2,500 per month. However, we still offer the installation of company HVAC equipment at the executive’s home to promote our brand to both business and personal guests.

Benefit Programs

To attract and retain top executive talent and as a market-competitive practice, we provide certain benefit programs to our NEOs that are in addition to those provided to our general employee population. The following table summarizes such additional benefit programs in place during 2008 and the purpose of each program.

Additional Benefit Programs Offered to NEOs in 2008

Plan	Type	Purpose

Supplemental Retirement Plan	Non-Qualified Defined Benefit	Provide market-competitive executive level retirement benefit opportunity by providing higher accruals and permitting accruals that otherwise could not occur because of Internal Revenue Code limitations on compensation
Profit Sharing Restoration Plan	Non-Qualified Defined Contribution	Provide market-competitive executive level retirement benefit opportunity by permitting accruals that otherwise could not occur because of Internal Revenue Code limitations on compensation
Life Insurance Plan	Company-Sponsored Life Insurance	Provide market-competitive executive level life insurance benefits; minimum of $3 million in coverage for CEO and minimum of $1 million for other NEOs

Employment Agreements and Change in Control (“CIC”) Agreements

We have entered into employment agreements and CIC agreements with each NEO. We believe employment agreements are necessary to attract and retain top executive talent and for financial and business planning purposes. We believe CIC agreements are necessary to (1) retain key executives during periods of uncertainty; (2) enable executives to evaluate, negotiate and execute a CIC transaction more objectively; (3) encourage executives to remain focused on running the business rather than seeking other employment; and (4) preserve shareholder value by providing continuity of management during transition period.

Since compensation under our CIC agreements will only be paid if in fact a triggering event occurs, we evaluate compensation to be provided under these agreements in isolation from the rest of the executive’s compensation package. However, we do view these arrangements as a means to attract, motivate and retain highly talented executives.

In December 2008, the Committee approved several significant changes to our CIC agreements:

•	reduced the severance payout from a maximum of 6 times to 3 times base salary and bonus (at target);

•	changed the cash and benefits severance trigger from a modified single trigger to a double trigger; and

•	replaced the potential CIC protection trigger with a 6-month pre-CIC protection period.

Our employment agreements and CIC agreements, and the potential costs associated with each, are discussed in detail under “Potential Payments Upon Termination or Change in Control.”

Tax and Accounting Implications

Section 162(m) Compliance

The income tax consequences to our company are an important consideration for the Committee when analyzing the design features and elements of our executive compensation programs. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limits a company’s ability to deduct compensation paid in excess of $1 million to certain NEOs, unless the compensation meets certain stockholder-approved performance requirements. As a result, the Committee has designed several elements of our executive compensation program to qualify for the “performance-based” exemption. For example, our short-term incentive program, PSUs and SARs are all considered performance-based and are therefore exempt from the limitations imposed by Section 162(m). However, where granting awards or providing other executive compensation elements is consistent with Market data, our compensation philosophy or our strategic business goals, the Committee reserves the right to provide executive compensation that is non-deductible. For example, RSUs meet our compensation objective of key talent retention, but do not meet the performance-based exemption. Although the company did not pay any non-deductible compensation in 2008, some compensation paid in future years may be non-deductible to our company because it is not considered performance-based under Section 162(m). The Committee believes this is appropriate given the benefits provided by such compensation.

Nonqualified Deferred Compensation

All deferred compensation programs have been amended to comply with Section 409A of the Internal Revenue Code.

Accounting for Stock-Based Awards

When setting and analyzing each aspect of NEO compensation, the Committee took into account the accounting consequences (in accordance with the requirements of Statement of Financial Accounting Standards No. 123R, Share-Based Payment (“SFAS No. 123R”)) of the program design and award levels. The Committee reviewed accounting cost models and structured our executive compensation program in a manner that considered the cost and benefits of the program.

Compensation and Human Resources Committee Report

The Committee has reviewed and discussed the foregoing CD&A with management. Based on our review and discussions with management, we have recommended to the Board that the CD&A be included in this Proxy Statement.

Submitted by the Compensation and Human Resources Committee of the Board of Directors:

James J. Byrne (Chairperson)	John E. Major	Jeffrey D. Storey, M.D.
Linda G. Alvarado	Terry D. Stinson

Summary Compensation Table

The following table provides information regarding total compensation earned by our NEOs, which include our CEO, our CFO, our three other most highly compensated executive officers and, in accordance with the Securities and Exchange Commission’s rules, William F. Stoll, Jr., our former Executive Vice President, Chief Legal Officer and Corporate Secretary.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)	Earnings(3)	(4)	Compensation

Todd M. Bluedorn	2008	$828,000	$0	$1,681,126	$407,335	$734,419	$373,646	$73,246	$4,097,772
Chief Executive Officer	2007	600,000	100,000	953,779	137,950	778,031	0	290,245	2,860,005
Susan K. Carter	2008	472,458	0	898,665	156,755	263,386	203,510	52,191	2,046,966
Executive Vice President	2007	454,287	0	1,317,190	102,281	416,033	144,629	107,218	2,541,638
and Chief Financial Officer	2006	436,814	0	1,049,316	53,853	702,441	303,777	147,745	2,693,946
Scott J. Boxer	2008	502,217	0	855,699	156,755	179,537	719,148	57,155	2,470,511
Executive Vice President and	2007	485,233	0	1,267,674	102,281	622,026	389,788	101,721	2,968,723
President and Chief	2006	462,127	0	1,221,212	77,437	546,411	431,172	147,394	2,885,753
Operating Officer, Service Experts
Douglas L. Young	2008	390,509	0	569,630	121,738	252,198	224,924	45,484	1,604,483
Executive Vice President and President and Chief Operating Officer, LII Residential
Daniel M. Sessa	2008	377,775	0	410,229	58,990	236,602	103,489	56,173	1,243,258
Executive Vice President and Chief Human Resources Officer
William F. Stoll, Jr.	2008	314,943	0	(713,433)	(2,148)	0	0	1,947,526	1,546,888
Former Executive Vice	2007	397,501	0	1,148,682	102,073	364,029	231,395	99,484	2,343,164
President, Chief Legal Officer and Corporate Secretary(5)

(1)	The amounts shown represent the compensation costs (prior to any assumed forfeitures related to service-based vesting conditions, where applicable) recognized for financial statement reporting purposes for each fiscal year, in accordance with SFAS No. 123R, in connection with RSUs and PSUs granted under the 1998 Plan. Therefore, such amounts may include compensation costs for awards granted in and prior to each fiscal year shown. Assumptions used in calculating these amounts are included in note 17 to our audited financial statements for the fiscal year ended December 31, 2008, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2009. The negative amount shown for Mr. Stoll reflects the forfeiture of 63,180 stock awards in connection with his cessation of employment with our company.

(2)	The amounts shown represent the compensation costs (prior to any assumed forfeitures related to service-based vesting conditions, where applicable) recognized for financial statement reporting purposes for each fiscal year, in accordance with SFAS No. 123R, in connection with SARs granted under the 1998 Plan. Therefore, such amounts may include compensation costs for awards granted in and prior to each fiscal year shown. Assumptions used in calculating these amounts are included in note 17 to our audited financial statements for the fiscal year ended December 31, 2008, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2009. The negative amount shown for Mr. Stoll reflects the forfeiture of 36,093 SARs in connection with his cessation of employment with our company.

(3)	The amounts shown represent the aggregate change in the actuarial present value of accumulated pension benefits that accrued during the applicable year under our Supplemental Retirement Plan and Consolidated Pension Plan as a result of one additional year of service. No above market interest on nonqualified deferred compensation was earned.

(4)	The amounts shown include perquisites and other compensation. The following table identifies the separate amounts attributable to each category of perquisites and other compensation in 2008 for each NEO.

	Perquisites		Other Compensation
		Company	Matching	Term Life	Contributions to
	Cash	Equipment	Charitable	Insurance	Profit Sharing
Name	Stipend	and Installation	Contributions	Premiums	Plans	Other

Todd M. Bluedorn	$30,000	—	—	$3,903	$39,343	—
Susan K. Carter	30,000	—	$1,000	—	21,191	—
Scott J. Boxer	30,000	—	—	—	27,155	—
Douglas L. Young	30,000	—	—	40	15,444	—
Daniel M. Sessa	30,000	$12,377	—	961	12,835	—
William F. Stoll, Jr.	22,500	3,267	—	—	—	$1,921,759

The values attributable to each item listed above are calculated as follows:

•	Cash Stipend — based on actual cash paid to each NEO in lieu of perquisites.

•	Company Equipment and Installation — company equipment is based on the sales price of the equipment, adjusted in accordance with our employee rebate program, and installation of such equipment is based on the incremental cost paid by our company in 2008.

•	Matching Charitable Contributions — we offer an employee matching charitable contribution program to all employees to promote our community values by matching gifts up to $1,000 per year. The value for this table is based on contributions made on the NEO’s behalf and accrued by us in 2008.

•	Term Life Insurance Premiums — our NEOs participate in the same life insurance programs as the general employee population; however, they are guaranteed minimum coverage of $1 million or, in the case of Mr. Bluedorn, minimum coverage of $3 million. The amounts shown are based on the incremental cost paid by us in 2008 on behalf of each NEO for Basic Life and Basic Accidental Death and Dismemberment over and above the premiums we would otherwise pay under our life insurance programs for other employees.

•	Contributions to Profit Sharing Plans — based on contributions made on the NEO’s behalf under our Profit Sharing Retirement Plan and our Profit Sharing Restoration Plan by us in 2008. Information regarding our 2008 contributions to the Profit Sharing Restoration Plan is included in the Nonqualified Deferred Compensation Table.

•	Other — based on the incremental cost paid or accrued by us in connection with Mr. Stoll’s severance.

(5)	Mr. Stoll’s employment with our company ended on September 30, 2008.

Fiscal 2008 Grants of Plan-Based Awards

The following table provides information regarding short-term incentive awards and long-term incentive awards (PSUs, RSUs and SARs) granted under the 1998 Plan to our NEOs in 2008.

								All	All
								Other	Other
								Stock	Option
								Awards:	Awards:	Exercise		Grant
		Estimated Possible Payouts			Estimated Future			Number of	Number of	or Base	Closing	Date Fair
		Under			Payouts Under Equity			Shares of	Securities	Price of	Market	Value of
		Non-Equity Incentive Plan			Incentive Plan			Stock or	Underlying	Option	Price on	Stock and
		Awards(1)			Awards(2)			Units	Options	Awards	Date	Option
	Grant	Threshold	Target	Max.	Threshold	Target	Max.	(#)	(#)	($/Sh)	of Grant	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(3)	(4)	(5)	($/Sh)	(6)

Todd M. Bluedorn		$414,000	$828,000	$1,863,000	—	—	—	—	—	$—	$—	$—
	12/11/08	—	—	—	31,296	62,592	125,184	—	—	—	—	1,663,407
	12/11/08	—	—	—	—	—	—	37,555	—	—	—	998,039
	12/11/08	—	—	—	—	—	—	—	103,976	28.24	27.22	708,524
Susan K. Carter		165,360	330,721	744,122	—	—	—	—	—	—	—	—
	12/11/08	—	—	—	7,824	15,648	31,296	—	—	—	—	415,852
	12/11/08	—	—	—	—	—	—	9,389	—	—	—	249,516
	12/11/08	—	—	—	—	—	—	—	25,994	28.24	27.22	177,131
Scott J. Boxer		175,776	351,552	790,991	—	—	—	—	—	—	—	—
	12/11/08	—	—	—	7,824	15,648	31,296	—	—	—	—	415,852
	12/11/08	—	—	—	—	—	—	9,389	—	—	—	249,516
	12/11/08	—	—	—	—	—	—	—	25,994	28.24	27.22	177,131
Douglas L. Young		136,678	273,356	615,051	—	—	—	—	—	—	—	—
	12/11/08	—	—	—	7,824	15,648	31,296	—	—	—	—	415,852
	12/11/08	—	—	—	—	—	—	9,389	—	—	—	249,516
	12/11/08	—	—	—	—	—	—		25,994	28.24	27.22	177,131
Daniel M. Sessa		132,221	264,443	594,996	—	—	—	—	—	—	—
	12/11/08	—	—	—	7,824	15,648	31,296	—	—	—	—	415,852
	12/11/08	—	—	—	—	—	—	9,389	—	—	—	249,516
	12/11/08	—	—	—	—	—	—	—	25,994	28.24	27.22	177,131
William F. Stoll, Jr.		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	The amounts shown represent opportunities under our short-term incentive program for 2008. These awards were paid on March 13, 2009 in the amounts included in the Summary Compensation Table.

(2)	The amounts shown represent the number of PSUs granted, which vest and, to the extent earned, will be distributed in shares of our common stock at the end of the three-year performance period (December 31, 2011 for the December 2008 award).

(3)	The amounts shown represent the number of RSUs granted, which vest and will be distributed in shares of our common stock on the third anniversary of the date of grant.

(4)	The amounts shown represent the number of SARs granted, which vest in one-third increments on each anniversary of the date of grant and expire seven years from the date of grant.

(5)	The amounts shown reflect the exercise price of SARs granted, based on the average of the high and low trading prices of our common stock on the date of grant.

(6)	The amounts shown represent the grant date fair values of PSUs, RSUs and SARs, calculated in accordance with SFAS No. 123R. The grant date fair value for SARs was determined using the Black-Scholes-Merton valuation model. The grant date fair value for the RSU and PSU awards equals the dividend-discounted value of our common stock on the date of grant.

						FMV Based on
		Assumptions				Average High/	Grant Date
					Risk Free	Low Trading	Fair Value
		Volatility	Expected Life	Dividend Yield	Interest Rate	Prices on Date of	Per Share
Grant Date	Award	(%)	(Years)	(%)	(%)	Grant ($)	($)

12/11/08	PSU	—	—	2.03%	—	$28.24	$26.5754
12/11/08	RSU	—	—	2.03	—	28.24	26.5754
12/11/08	SAR	34.19%	4.18	2.06	1.37%	28.24	6.8143

Outstanding Equity Awards at Fiscal 2008 Year-End

The following table provides information regarding all outstanding equity awards held by our NEOs as of December 31, 2008.

	Option/SAR Awards(1)				Stock Awards
								Equity
							Equity	Incentive
							Incentive	Plan
							Plan	Awards:
							Awards:	Market
							Number of	or Payout
						Market	Unearned	Value of
					Number of	Value of	Shares,	Unearned
	Number of	Number of			Shares or	Shares or	Units or	Shares,
	Securities	Securities			Units of	Units of	Other	Units or
	Underlying	Underlying	Option/		Stock	Stock	Rights	Other Rights
	Unexercised	Unexercised	SAR	Option/	That Have	That Have	That Have	That Have
	Options/	Options/	Exercise	SAR	Not	Not	Not	Not
	SARs (#)	SARs (#)	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable(1)	Unexercisable(1)	($/Sh)(2)	Date	(#)(3)	($)(4)	(#)(5)	($)(6)

Todd M. Bluedorn	32,016	16,009	$35.82	12/08/13	91,290	$2,947,754	166,546	$5,377,754
	27,145	54,292	34.52	12/06/14
	0	103,976	28.24	12/11/15
Susan K. Carter	18,463	0	29.36	12/09/12	25,319	817,551	49,956	1,613,079
	11,374	5,688	30.85	12/08/13
	6,786	13,573	34.52	12/06/14
	0	25,994	28.24	12/11/15
Scott J. Boxer	43,014	0	11.22	12/08/09	78,239	2,526,337	49,956	1,613,079
	46,310	0	13.38	12/13/09
	34,070	0	16.76	12/11/10
	18,463	0	29.36	12/09/12
	11,374	5,688	30.85	12/08/13
	6,786	13,573	34.52	12/06/14
	0	25,994	28.24	12/11/15
Douglas L. Young	3,635	0	29.36	12/09/12	47,189	1,523,733	49,956	1,613,079
	11,374	5,688	30.85	12/08/13
	6,786	13,573	34.52	12/06/14
	0	25,994	28.24	12/11/15
Daniel M. Sessa	6,786	13,573	34.52	12/06/14	24,906	804,215	36,912	1,191,888
	0	25,994	28.24	12/11/15
William F. Stoll, Jr.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Outstanding SARs and stock options vest in one-third increments on each anniversary of the date of grant.

(2)	Pursuant to the 1998 Plan, the exercise price for all outstanding SARs and stock options is based on the grant date fair market value, which is the average of the high and low trading prices of our common stock on the date of grant.

(3)	The amounts shown represent outstanding PSUs granted prior to 2003 and all outstanding RSUs held by the NEOs. Please refer to column (a) of Table 1 below for the vesting dates of such awards. As of December 31, 2008, Mr. Boxer and Mr. Young were the only NEOs holding PSUs granted prior to 2003. To the extent these PSUs did not vest at target at the end of the original three-year performance period, the awards will vest at target and be distributed in shares of our common stock at the end of 10 years from the date of grant.

(4)	The amounts shown are based on the closing price of our common stock on December 31, 2008, which was $32.29.

(5)	The amounts shown represent outstanding PSUs granted after January 1, 2003. Please refer to column (b) of Table 1 below for the vesting dates of such awards and the performance assumptions used to calculate the number of unvested PSUs.

(6)	The amounts shown are based on the closing price of our common stock on December 31, 2008, which was $32.29.

Table 1

			(b)
	(a)		Equity Incentive Plan Awards: Unearned
	Shares or Units of Stock That		Shares,
	Have Not Vested		Units or Other Rights That Have Not Vested
	Number of		Number of		Performance
Name	Awards	Vesting Date	Awards	Vesting Date	Assumption

Todd M. Bluedorn	23,669	12/08/09	78,898	12/31/09	Maximum
	30,066	12/06/10	25,056	12/31/10	Threshold
	37,555	12/11/11	62,592	12/31/11	Target
Susan K. Carter	8,413	12/08/09	28,044	12/31/09	Maximum
	7,517	12/06/10	6,264	12/31/10	Threshold
	9,389	12/11/11	15,648	12/31/11	Target
Scott J. Boxer	8,413	12/08/09	28,044	12/31/09	Maximum
	6,948	12/08/09	6,264	12/31/10	Threshold
	7,517	12/06/10	15,648	12/31/11	Target
	40,000	12/13/10
	9,389	12/11/11
	5,972	05/17/12
Douglas L. Young	8,413	12/08/09	28,044	12/31/09	Maximum
	5,955	12/08/09	6,264	12/31/10	Threshold
	7,517	12/06/10	15,648	12/31/11	Target
	13,697	12/13/10
	9,389	12/11/11
	2,218	05/17/12
Daniel M. Sessa	8,000	12/08/09	15,000	12/31/09	Maximum
	7,517	12/06/10	6,264	12/31/10	Threshold
	9,389	12/11/11	15,648	12/31/11	Target
William F. Stoll, Jr.	N/A	N/A	N/A	N/A	N/A

Fiscal 2008 Option Exercises and Stock Vested

The following table provides information regarding each exercise of stock options and SARs by our NEOs and each vesting/distribution of RSUs and PSUs held by our NEOs in 2008.

	Options/SAR Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares		Value Realized on
	Acquired on	Exercise	Acquired on		Vesting
Name	Exercise (#)	($)(1)	Vesting (#)		($)(2)

Todd M. Bluedorn	0	$0	RSU	0	$0
			PSU	0	0
Susan K. Carter(3)	0	0	RSU	28,426	1,006,416
			PSU	28,088	722,283
Scott J. Boxer	101,500	2,168,948	RSU	13,376	413,126
			PSU	28,088	722,283
Douglas L. Young	55,300	1,526,033	RSU	2,488	76,954
			PSU	8,294	213,280
Daniel M. Sessa	0	0	RSU	0	0
			PSU	0	0
William F. Stoll, Jr.	27,065	313,157		N/A	N/A

(1)	The amounts shown are based on the difference between the exercise price of the stock options and/or SARs (the average of the high and low trading prices of our common stock on the date of the grant) and the trading price of our common stock at the time of exercise.

(2)	The amounts shown for RSUs are based on the average of the high and low trading prices of our common stock on the day of vesting. For PSUs, the amounts shown reflect achievement of maximum performance levels. Although the PSUs vested on December 31, 2008, the common stock underlying the PSUs was not distributed to each NEO until March 13, 2009, upon certification of performance by the Compensation and Human Resources Committee. The amounts shown for PSUs are based on the average of the high and low trading prices of our common stock on the date of distribution.

(3)	The RSUs shown for Ms. Carter include 20,000 RSUs awarded on September 15, 2005, which vested September 15, 2008.

Retirement Plans

Pension Plans

Consolidated Pension Plan

Our Consolidated Pension Plan provides a “floor offset benefit arrangement,” pursuant to which a target benefit is calculated using credited service and final average pay for the highest five consecutive years of eligible compensation. Pursuant to Internal Revenue Service rules and regulations, compensation considered under the Consolidated Pension Plan for determination of final average pay is limited to base salary and short-term incentive awards, up to certain statutory limits. The monthly target benefit is currently based on 1.00% of final average pay, plus 0.60% of final average pay above Social Security covered compensation, multiplied by the number of years of credited service (not to exceed 30 years). The target benefit is reduced by the value of the participant’s defined contribution profit sharing account under our Profit Sharing Retirement Plan, with the difference, if any, provided by the Consolidated Pension Plan. Participants become vested in their Consolidated Pension Plan accrued benefits after five years of service and may commence unreduced benefits at age 65 (normal retirement age). If age and service requirements are met (generally attainment of age 62 and 10 years of service or age plus years of service total 80 (the “Rule of 80”)), benefits may commence earlier on an actuarially reduced basis. At the time of retirement, the participant will be paid in the form of an annuity payment. We do not grant extra years of service under the Consolidated Pension Plan.

Supplemental Retirement Plan

Our Supplemental Retirement Plan, the purpose of which is to provide market-competitive executive level retirement benefit opportunities by permitting accruals that otherwise could not occur, permits income above Internal Revenue Service limitations placed on the Consolidated Pension Plan to be considered in determining final average pay, doubles the rate of benefit accrual available under our the Consolidated Pension Plan (2.0% of final average pay, plus 1.2% of final average pay above Social Security covered compensation), limits credited service to 15 years, generally permits early retirement on more favorable terms than the Consolidated Pension Plan (e.g., unreduced benefits at age 62 with 10 years of service or unreduced benefits at age 60 if the Rule of 80 has been met) and provides lump-sum payments at the time of separation. Any benefits provided under the Supplemental Retirement Plan are reduced by the benefits payable under the Consolidated Pension Plan, Profit Sharing Retirement Plan, and Profit Sharing Restoration Plan. Participants become vested in their Supplemental Retirement Plan accrued benefit after five years of service. Extra years of credited service are not provided to participants except in the case of a change in control. Under such circumstances, up to three years of service and age would be granted to each NEO, not to exceed the 15 year maximum credited service cap. The incremental effects of additional years of credited service under the Supplemental Retirement Plan and the Consolidated Pension Plan are reflected in the tables included in “Potential Payments Upon Termination or Change in Control.”

Fiscal 2008 Pension Benefits

The following table provides information regarding the number of years of service credited to each NEO and the present value of accumulated benefits payable to each NEO under our Consolidated Pension Plan and our Supplemental Retirement Plan as of December 31, 2008, as well as payments made to each NEO in 2008 under such plans. As of December 31, 2008, none of our NEOs were eligible for early retirement under these plans.

		Number of	Present	Payments
		Years	Value of	During
		Credited	Accumulated	the Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

Todd M. Bluedorn	Consolidated Pension Plan	1.9	$16,350	$0
	Supplemental Retirement Plan	1.9	357,296	0
Susan K. Carter	Consolidated Pension Plan	4.5	32,798	0
	Supplemental Retirement Plan	4.5	692,339	0
Scott J. Boxer	Consolidated Pension Plan	10.6	125,032	0
	Supplemental Retirement Plan	10.6	2,327,142	0
Douglas L. Young	Consolidated Pension Plan	9.6	32,989	0
	Supplemental Retirement Plan	9.6	703,143	0
Daniel M. Sessa	Consolidated Pension Plan	1.7	12,954	0
	Supplemental Retirement Plan	1.7	90,535	0
William F. Stoll, Jr.(2)	Consolidated Pension Plan	N/A	N/A	0
	Supplemental Retirement Plan	N/A	N/A	0

(1)	The actuarial present value of the lump-sum accumulated benefit payable at December 31, 2008 is equal to the annualized present value factor, multiplied by the monthly benefit. The amounts shown are calculated in accordance with Statement of Financial Accounting Standards No. 87, Employers’ Accounting for Pensions, using a 6.48% interest (discount) rate as of December 31, 2008 and the RP-2000 mortality table for males and females without collar adjustment. The calculations assume payments are deferred until age 65 for all participants under our Consolidated Pension Plan and until the earliest unreduced retirement age for each participant under our Supplemental Retirement Plan. Additional assumptions are included in note 13 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2009.

(2)	In accordance with Section 409A of the Internal Revenue Code, Mr. Stoll was entitled to a single lump-sum payment of approximately $1,113,000 payable on April 2, 2009.

Profit Sharing Plans

Profit Sharing Retirement Plan

Our Profit Sharing Retirement Plan provides for annual company contributions, as determined by our Board of Directors, to participants based on the participant’s total eligible compensation, subject to limitations imposed by the Internal Revenue Service. Participants are fully vested in the plan after six years of service. We direct the investment funds. Distributions may occur at separation from service and will be paid as a lump-sum.

Profit Sharing Restoration Plan

Our Profit Sharing Restoration Plan permits accruals that otherwise could not occur under the Profit Sharing Retirement Plan because of Internal Revenue Service limitations on compensation. Participants are fully vested in the plan after six years of service. Distributions may occur at separation from service and may be paid as a lump-sum or in equal annual installments over either a five- or ten-year period.

The investment funds for the Profit Sharing Restoration Plan are directed by us and mirror the investments and returns under the qualified Profit Sharing Retirement Plan. We may change these investments at any time. The weighted average annual rate of return for the calendar year ended December 31, 2008, was -25.85%.

Fiscal 2008 Nonqualified Deferred Compensation

The following table provides information regarding contributions, earnings, withdrawals and distributions under our Profit Sharing Restoration Plan in 2008 for each NEO, as well as each NEO’s aggregate balance in such plan at December 31, 2008.

	Executive	Company			Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Aggregate	Balance
	Last Fiscal Year	Last Fiscal Year	in Last Fiscal Year	Withdrawals/	at Last Fiscal
Name	($)	($)	($)	Distributions ($)	Year-End ($)(1)

Todd M. Bluedorn(2)	$0	$34,810	$0	$0	$34,810
Susan K. Carter	0	16,658	(39,361)	0	129,559
Scott J. Boxer	0	22,622	(135,970)	0	412,632
Douglas L. Young	0	10,911	(58,097)	0	177,553
Daniel M. Sessa(2)	0	8,302	0	0	8,302
William F. Stoll, Jr.	0	0	(48,928)	0	112,274

(1)	Our contributions to the Profit Sharing Restoration Plan are also included in the Summary Compensation Table in the “All Other Compensation” column as follows:

Name	2006	2007	2008

Todd M. Bluedorn	$—	$—	$34,810
Susan K. Carter	85,748	62,025	16,658
Scott J. Boxer	93,369	53,655	22,622
Douglas L. Young	Not Reported	Not Reported	10,911
Daniel M. Sessa	—	Not Reported	8,302
William F. Stoll, Jr.	Not Reported	52,350	—

Aggregate earnings for each NEO under the Profit Sharing Restoration Plan were not reported in the Summary Compensation Table for 2008 or previous years because such earnings were at the market rate. Mr. Stoll’s Aggregate Balance at Last Fiscal Year-End reflects the fact that he was only 80% vested in this plan. In accordance with Section 409A of the Internal Revenue Code, this amount, adjusted for losses, was paid on April 2, 2009.

(2)	Mr. Bluedorn and Mr. Sessa did not join the company until 2007 and did not become eligible to participate in this plan until January 1, 2008.

Potential Payments Upon Termination or Change in Control

Employment Agreements and Change in Control (“CIC”) Agreements

We are party to employment agreements and CIC agreements with each NEO who is currently employed by our company. These agreements serve as the basis for the payments and benefits to which each NEO would be entitled in the event of termination of such individual’s employment with our company under the various circumstances described below.

Employment Agreements

The employment agreements with our NEOs establish the basis of compensation and assignments for each NEO and contain post-employment covenants, including protection of confidential information,

prohibition on the diversion of employees, vendors and contractors and the solicitation of customers for a period of 24 months following termination of employment with our company. These agreements also establish binding arbitration as the mechanism for resolving disputes. On January 1 of each year, the agreements automatically renew for an additional year, unless either party notifies the other, in writing, at least 30 days prior to such date, of a decision not to renew the agreement. Except as otherwise provided, the terms and conditions of our employment agreement with each NEO are substantially identical.

CIC Agreements

Our CIC agreements, the terms and conditions of which are substantially identical, provide for certain benefits under specified circumstances if a NEO’s employment is terminated in connection with a CIC transaction involving our company. The agreements require the NEO to maintain the confidentiality of our information and, for a period of 24 months following termination of employment, not to induce our employees to terminate their employment with our company.

Payments Made Upon Voluntary Termination

If a NEO voluntarily terminates his or her employment with our company, he or she will be entitled to receive base salary through the last day of employment and a lump-sum payment equal to unused, accrued vacation days. In addition, all of the NEO’s outstanding stock options, SARs, RSUs and PSUs will terminate on the NEO’s last day of employment.

Payments Made Upon For Cause Termination

If we terminate a NEO for cause, he or she will be entitled to receive base salary through the last day of employment and a lump-sum payment equal to unused, accrued vacation days. All of the NEO’s outstanding stock options, SARs, RSUs and PSUs will terminate on the NEO’s last day of employment.

Payments Made Upon Retirement

If a NEO retires, he or she will be entitled to receive base salary through the last day of employment, a prorated payment under our short-term incentive program based on the NEO’s last day of employment and a lump-sum payment equal to unused, accrued vacation days. In addition, with respect to long-term incentive awards:

•	all stock options and SARs granted prior to December 2007 will vest immediately and remain exercisable for the remainder of the term of the award;

•	for SARs granted in or after December 2007, unvested awards will terminate on the NEO’s last day of employment and vested awards will remain exercisable for the remainder of the term of the award;

•	for RSUs granted prior to December 2007, the NEO will receive all shares upon expiration of the applicable vesting period as if he or she had continued employment with our company;

•	for RSUs granted in or after December 2007, the NEO will receive a prorated portion of shares based on the date of retirement;

•	for PSUs granted prior to January 2003, unvested awards will terminate on the NEO’s last day of employment;

•	for PSUs granted after January 2003 but prior to December 2007, the NEO will be deemed to have continued employment until the end of the applicable performance period, and will receive shares to the extent earned based on achievement of specific performance measures; and

•	for PSUs granted in or after December 2007, the NEO will receive, to the extent earned based on achievement of specific performance measures, a prorated portion of shares based on the date of retirement at the end of the applicable performance period.

Payments Made Upon Involuntary — Not for Cause Termination

If we terminate a NEO prior to the expiration of his or her employment agreement (including non-renewal of the NEO’s agreement) for any reason other than for cause, the NEO will generally be entitled to receive “normal severance compensation” or, in the NEO’s sole discretion, “enhanced severance benefits.” Under both severance packages:

•	all outstanding, vested stock options and SARs will continue to be exercisable for 90 days following the NEO’s last day of employment; provided, however, to the extent such award is not vested on the NEO’s last day of employment, the remaining unexercisable portion of the award will terminate as of such date; and

•	unvested RSUs and PSUs will generally terminate on the NEO’s last day of employment.

Normal Severance Compensation.  If the NEO elects to receive “normal severance compensation,” he or she will receive monthly payments equal to the greater of his or her monthly base salary for the remainder of the employment agreement’s term or three months of his or her monthly base salary in addition to any other compensation or benefits applicable to an employee at the NEO’s level, including a lump-sum payment equal to unused, accrued vacation days.

Enhanced Severance Benefits.  If the NEO agrees to execute a written general release of any and all possible claims against us existing at the time of termination, we will provide the employee with “enhanced severance benefits.” Payments provided under this severance arrangement, which are dependent on years of service with our company, generally include the following:

Component	Less than Three Years of Service	Three or More Years of Service

Base Salary	One year of base salary	Two years of base salary
Short-Term Incentive	Lump-sum payment equal to all payments under our short-term incentive programs received by the NEO in the previous 12 months	Lump-sum payment equal to all payments under our short-term incentive programs received by the NEO in the previous 24 months
Payment in Lieu of Outplacement Services	Lump-sum payment equal to 10% of current base salary	Same
Payment in Lieu of Perquisites	Lump-sum payment equal to 10% of current base salary	Same
Post-Employment Health Care Coverage	Payment of COBRA premiums for up to 18 months while the NEO is unemployed and not eligible for other group health coverage and payment of the equivalent of such premium for up to an additional six months, should the NEO remain unemployed	Same
Death Benefit	If the NEO dies during the enhanced severance period, a lump-sum death benefit equal to six months of the NEO’s base salary will be paid to the NEO’s beneficiary	Same
Accrued Vacation	A lump-sum payment equal to unused, accrued vacation days	Same

Payments Made Upon Death or Disability

Generally, if a NEO dies during the term of his or her employment agreement, the NEO’s beneficiary will be entitled to receive “normal severance compensation,” as described above. If a NEO becomes permanently disabled during the agreement term, he or she will generally be entitled to, at the NEO’s option, either “normal severance compensation” or “enhanced severance benefits,” as described above. In the case of either death or disability, with respect to long-term incentive awards:

•	all outstanding stock options and SARs will vest immediately and remain exercisable for the duration of the term;

•	for RSUs, the NEO, or his or her beneficiary, will receive a prorated payment based upon the portion of the vesting period the NEO actually served as an employee of our company;

•	for PSUs granted prior to January 2003, unvested awards will terminate on the NEO’s last day of employment; and

•	for PSUs granted after January 2003, the NEO, or his or her beneficiary, will receive a prorated payment of the earned award based on achievement of specific performance measures.

Payments Made to Mr. Bluedorn if he Terminates his Employment for “Good Reason,” Upon Involuntary — Not for Cause Termination or Upon Death or Disability

Except as described below, Mr. Bluedorn will receive identical severance benefits as the other NEOs. Mr. Bluedorn’s employment agreement provides for certain severance benefits in the event he terminates his employment for “good reason.” “Good reason” includes:

•	any change in Mr. Bluedorn’s position, authority, duties or responsibilities inconsistent with the position of Chief Executive Officer (excluding de minimus and isolated, insubstantial and inadvertent actions taken in good faith and promptly remedied by us after notice);

•	any failure by us to comply with any of the provisions of Mr. Bluedorn’s employment agreement (excluding isolated, insubstantial and inadvertent actions taken in good faith and promptly remedied by us after notice);

•	we require him to be based at any office or location other than our current headquarters in Richardson, Texas;

•	any purported termination by us of Mr. Bluedorn’s employment otherwise than as expressly permitted by his employment agreement; or

•	any failure by our Board of Directors to nominate him for election as a director.

Pursuant to his employment agreement, in the event (1) Mr. Bluedorn terminates his employment for “good reason,” or (2) we terminate him prior to the expiration of his employment agreement (including non-renewal of his agreement) for any reason other than for cause; or (3) Mr. Bluedorn dies or becomes permanently disabled during the term of his employment agreement, he (or his beneficiary, as applicable) will be entitled to receive “enhanced severance benefits” as described above under “Payments Made Upon Involuntary — Not For Cause Termination,” provided he (or his personal representative, as applicable) agrees to execute a written general release of any and all possible claims against us existing at the time of termination. However, unlike the other NEOs, he will receive two years of base salary without regard to years of service with our company and, (X) if Mr. Bluedorn’s employment with us is terminated before the second anniversary of his employment, he will be entitled to receive an amount equal to two times his then current short-term incentive target payout opportunity; or (Y) if Mr. Bluedorn’s employment with us is terminated on or after his second anniversary of employment, he will receive the total of any payouts under our short-term incentive programs actually paid to him during the preceding 24-month period.

In the case of either death or permanent disability, Mr. Bluedorn’s long-term incentive awards will vest, remain exercisable and be paid or distributed as described above under “Payments Made Upon Death or Disability.”

Payments Made Upon a CIC

Definition of CIC

A CIC generally includes the occurrence of any of the following events:

•	acquisition by third party of 35% or more of our voting stock;

•	unapproved change in majority of board members;

•	shareholder approval of a merger, consolidation or reorganization;

•	shareholder approval of the liquidation or dissolution of the company; or

•	shareholder approval of the sale of substantially all corporate assets.

Definition of Good Reason

“Good reason,” under each CIC agreement, includes:

•	any change in the NEO’s compensation and benefits, position, authority, duties or responsibilities (excluding de minimus changes);

•	any failure by us to comply with the NEO’s CIC agreement;

•	a required relocation to any office or location not within 35 miles of the NEO’s current office or location;

•	any failure by any successor to adopt and comply with the NEO’s CIC agreement; or

•	any failure to reelect the NEO to the Board of Directors.

CIC Benefits

If a NEO’s employment is terminated by us involuntarily without cause or by the NEO for good reason either (i) within two years following a CIC or (ii) within six months prior to a CIC, we will provide the NEO with the following CIC benefits:

Component	CIC Benefit

Base Salary Severance	Lump-sum payment equal to three times the NEO’s annual base salary
Prorated Bonus	Lump-sum payment equal to the NEO’s target bonus, prorated based on the last day of employment
Bonus Severance	Lump-sum payment equal to three times the NEO’s target bonus
Payment in Lieu of Outplacement Services	Lump-sum payment equal to 15% of current base salary
Payment in Lieu of Perquisites	Lump-sum payment equal to 45% of current base salary
Post-Employment Health Care Coverage	Payment of COBRA premiums for up to 36 months while the NEO is unemployed and not eligible for other group health coverage
Supplemental Retirement Plan and Profit Sharing Restoration Plan	Three years added to each of the service and age criteria
280G Tax Gross-up	If CIC payments are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, an additional “gross-up payment”
Accrued Vacation	A lump-sum payment equal to unused, accrued vacation days

Upon a CIC, all outstanding stock options, SARs, RSUs and PSUs held by the NEO will immediately vest and become exercisable, with applicable performance measures for outstanding PSUs deemed to have been satisfied at the highest possible level (200% of target). Further, outstanding stock options and SARs may be exercised by the NEO up to 90 days after a NEO’s termination following a CIC.

Tables Illustrating Potential Payments Upon Termination or Change in Control

The following tables provide information regarding the benefits to which each NEO would be entitled in the event of termination of such individual’s employment with our company under specified circumstances, including a CIC. Except as otherwise noted, the amounts shown (1) are estimates only and (2) assume that (A) termination was effective as of December 31, 2008; (B) in the case of disability, the NEO elects to receive “enhanced severance benefits;” (C) in the case of retirement, the NEO is eligible for retirement, and (D) in the case of change in control, the NEO terminates for good reason or is involuntarily terminated without cause.

Todd M. Bluedorn

			Involuntary-Not For Cause Termination
	Voluntary		Normal	Enhanced			For Cause	Change in
Component	Termination	Retirement	Severance	Severance(1)	Death	Disability	Termination	Control

Base Salary	$0	$0	$207,000	$1,656,000	$1,656,000	$1,656,000	$0	$2,484,000
Prorated Bonus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	828,000
Bonus	0	0	0	1,656,000	1,656,000	1,656,000	0	2,484,000
Payment in Lieu of Outplacement Services	0	0	0	82,800	82,800	82,800	0	124,200
Payment in Lieu of Perquisites	0	0	0	82,800	82,800	82,800	0	372,600
Post-Employment Health Care Coverage	0	0	0	34,742	14,965	34,742	0	74,648
Long-Term Equity Accelerated Vesting(2)	0	4,005,925	0	0	3,246,951	3,246,951	0	13,194,833
Incremental Payment Under Supplemental Retirement Plan and Profit Sharing Restoration Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A	633,542
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	N/A	7,658,632
Unused, Accrued Vacation(3)	79,615	79,615	79,615	79,615	79,615	79,615	79,615	79,615

TOTAL	$79,615	$4,085,540	$286,615	$3,591,957	$6,819,131	$6,838,908	$79,615	$27,934,070

(1)	The amounts shown reflect the same severance benefits that would be provided to Mr. Bluedorn if he terminated employment with our company for “good reason” under his employment agreement.

(2)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the closing price of our common stock on December 31, 2008, which was $32.29.

(3)	The amounts shown represent a lump-sum payment for five weeks of vacation in 2008 (assuming the NEO did not take any vacation days in 2008). Actual payouts may vary depending on the specific circumstances.

Susan K. Carter

			Involuntary-Not For Cause Termination
	Voluntary		Normal	Enhanced			For Cause	Change in
Component	Termination	Retirement	Severance	Severance	Death	Disability	Termination	Control

Base Salary	$0	$0	$118,115	$944,917	$118,115	$944,917	$0	$1,417,375
Prorated Bonus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	330,721
Bonus	0	0	0	1,118,474	0	1,118,474	0	992,163
Payment in Lieu of Outplacement Services	0	0	0	47,246	0	47,246	0	70,869
Payment in Lieu of Perquisites	0	0	0	47,246	0	47,246	0	212,606
Post-Employment Health Care Coverage	0	0	0	22,332	0	0	0	44,474
Long-Term Equity Accelerated Vesting(1)	0	1,357,539	0	0	1,089,109	1,089,109	0	3,656,191
Incremental Payment Under Supplemental Retirement Plan and Profit Sharing Restoration Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A	573,306
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2,536,597
Unused, Accrued Vacation(2)	45,429	45,429	45,429	45,429	45,429	45,429	45,429	45,429

TOTAL	$45,429	$1,402,968	$163,544	$2,225,644	$1,252,653	$3,292,421	$45,429	$9,879,731

(1)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the closing price of our common stock on December 31, 2008, which was $32.29.

(2)	The amounts shown represent a lump-sum payment for five weeks of vacation in 2008 (assuming the NEO did not take any vacation days in 2008). Actual payouts may vary depending on the specific circumstances.

Scott J. Boxer

			Involuntary-Not For Cause Termination
	Voluntary		Normal	Enhanced			For Cause	Change in
Component	Termination	Retirement	Severance	Severance	Death	Disability	Termination	Control

Base Salary	$0	$0	$125,554	$1,004,433	$125,554	$1,004,433	$0	$1,506,650
Prorated Bonus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	351,552
Bonus	0	0	0	1,168,438	0	1,168,438	0	1,054,655
Payment in Lieu of Outplacement Services	0	0	0	50,222	0	50,222	0	75,332
Payment in Lieu of Perquisites	0	0	0	50,222	0	50,222	0	225,997
Post-Employment Health Care Coverage	0	0	0	35,436	0	0	0	67,564
Long-Term Equity Accelerated Vesting(1)	0	1,357,539	0	0	1,089,109	1,089,109	0	5,364,978
Incremental Payment Under Supplemental Retirement Plan and Profit Sharing Restoration Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A	829,543
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2,383,781
Unused, Accrued Vacation(2)	48,290	48,290	48,290	48,290	48,290	48,290	48,290	48,290

TOTAL	$48,290	$1,405,829	$173,844	$2,357,041	$1,262,953	$3,410,714	$48,290	$11,908,342

(1)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the closing price of our common stock on December 31, 2008, which was $32.29.

(2)	The amounts shown represent a lump-sum payment for five weeks of vacation in 2008 (assuming the NEO did not take any vacation days in 2008). Actual payouts may vary depending on the specific circumstances.

Douglas L. Young

			Involuntary-Not For Cause Termination
	Voluntary		Normal	Enhanced			For Cause	Change in
Component	Termination	Retirement	Severance	Severance	Death	Disability	Termination	Control

Base Salary	$0	$0	$97,627	$781,018	$97,627	$781,018	$0	$1,171,526
Prorated Bonus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	273,356
Bonus	0	0	0	534,628	0	534,628	0	820,068
Payment in Lieu of Outplacement Services	0	0	0	39,051	0	39,051	0	58,576
Payment in Lieu of Perquisites	0	0	0	39,051	0	39,051	0	175,729
Post-Employment Health Care Coverage	0	0	0	35,124	0	0	0	62,249
Long-Term Equity Accelerated Vesting(1)	0	1,357,539	0	0	1,089,109	1,089,109	0	4,362,374
Incremental Payment Under Supplemental Retirement Plan and Profit Sharing Restoration Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A	276,821
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2,176,211
Unused, Accrued Vacation(2)	37,549	37,549	37,549	37,549	37,549	37,549	37,549	37,549

TOTAL	$37,549	$1,395,088	$135,176	$1,466,421	$1,224,285	$2,520,406	$37,549	$9,414,459

(1)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the closing price of our common stock on December 31, 2008, which was $32.29.

(2)	The amounts shown represent a lump-sum payment for five weeks of vacation in 2008 (assuming the NEO did not take any vacation days in 2008). Actual payouts may vary depending on the specific circumstances.

Daniel M. Sessa

			Involuntary-Not for
			Cause Termination
	Voluntary		Normal	Enhanced			For Cause	Change of
Component	Termination	Retirement	Severance	Severance	Death	Disability	Termination	Control

Base Salary	$0	$0	$94,444	$377,775	$94,444	$377,775	$0	$1,133,325
Prorated Bonus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	264,443
Bonus	0	0	0	180,397	0	180,397	0	793,328
Payment in Lieu of Outplacement Services	0	0	0	37,778	0	37,778	0	56,666
Payment in Lieu of Perquisites	0	0	0	37,778	0	37,778	0	169,999
Post-Employment Health Care Coverage	0	0	0	35,436	0	0	0	62,369
Long-Term Equity Accelerated Vesting(1)	0	916,187	0	0	734,128	734,128	0	3,213,447
Incremental Payment Under Supplemental Retirement Plan and Profit Sharing Restoration Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A	202,180
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2,143,812
Unused, Accrued Vacation(2)	36,325	36,325	36,325	36,325	36,325	36,325	36,325	36,325

TOTAL	$36,325	$952,512	$130,769	$705,489	$864,897	$1,404,181	$36,325	$8,075,894

(1)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the closing price of our common stock on December 31, 2008, which was $32.29.

(2)	The amounts shown represent a lump-sum payment for five weeks of vacation in 2008 (assuming the NEO did not take any vacation days in 2008). Actual payouts may vary depending on the specific circumstances.

NEOs Whose Employment With Our Company Ended During 2008

William F. Stoll, Jr.

As previously indicated, Mr. Stoll’s employment with our company ended on September 30, 2008. The following table reflects actual payments made, or to be made, due to his termination.

Component	Payment

Severance (Base Salary)	$818,856
Severance (Bonus)	978,666
Payment in Lieu of Perquisites	40,943
Post-Employment Health Care Coverage	34,477
Payment in Lieu of Outplacement Services	40,943
Unused, Accrued Vacation	7,874

TOTAL	$1,921,759

DIRECTOR COMPENSATION

We use a combination of cash, stock and long-term incentive awards to compensate members of our Board of Directors. Pursuant to our Corporate Governance Guidelines, all directors are strongly encouraged to own stock having a value of at least three times the value of their annual retainer within three years of election and stock having a value of at least four times the value of their annual retainer within five years of election. Directors who are also employees of our company do not receive any additional compensation for serving on our Board.

2008 Annual Retainer and Meeting Fees

In 2008, we paid our non-employee directors as follows:

			Board	Committee	Director
	Board	Committee	Meeting	Meeting	Education
	Retainer	Chair Retainer	Attendance	Attendance	Session

Non-Employee	$65,000, with	• Audit: $15,000	$1,500 for	$1,200 for	$1,500
Directors, Other	up to $45,000	• Compensation and	each meeting day	each meeting
than the	payable in	Human Resources:	attended in	attended in
Chairman of the	cash and the	$10,000	person	person
Board:	remainder	• Board Governance:
	payable in	$10,000	$1,000 for each	$750 for each
	common stock	• Pension and Risk	telephonic	telephonic
		Management: $6,000	meeting	meeting
• Technology and
Acquisition: $6,000
• Public Policy: $6,000

Chairman of the	$130,000, with	N/A	$3,000 for	$50,000	$3,000
Board:	up to $90,000		each meeting
	payable in		day attended in
	cash and the		person
remainder
	payable in		$2,000 for
	common stock		telephonic
meeting

As Chairman of the Board, Mr. Thompson has additional responsibilities that result in his greater compensation, such as attending Board committee meetings and presiding over executive session meetings.

In addition, all non-employee directors received reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board or a Board committee. Directors’ fees are paid on a quarterly basis.

Non-Employee Directors’ Compensation and Deferral Plan

Under the Non-Employee Directors’ Compensation and Deferral Plan, non-employee directors may receive all or a portion of their annual retainer for service on the Board in the form of company common stock. In 2008, non-employee directors were required to take at least $20,000 of their annual retainer in stock under this plan, with the exception of the Chairman, who is required to take at least $40,000 in stock under this plan.

The cash deferral component of the plan is frozen and Ms. Alvarado is the only director with an account balance. Such account bears interest at an annual rate equal to the prime rate charged by our lenders plus 1%. Upon termination, reaching age 70 or death, the value of her account is payable in a cash lump-sum, or if elected in the year prior to payment, in the form of annual installments over a three-year period.

2008 Long-Term Incentive Compensation

Non-employee directors receive 100% of their long-term incentive delivered value in the form of RSUs under the 1998 Plan. In 2008, each non-employee director, other than the Chairman, was awarded 3,498 RSUs. The Chairman was awarded 6,996 RSUs. Generally, the RSUs vest three years following the date of grant provided that the director remains on our Board throughout the vesting period.

Pursuant to the 1998 Plan, no non-employee director may be granted, during any calendar year, stock awards consisting of more than 40,000 shares of our common stock; provided, however that a non-employee Chairman of the Board may be granted up to 200,000 shares.

Retirement and Health and Welfare Plans

We provide a retirement plan for non-employee directors who were active Board members prior to 1998 under the Directors’ Retirement Plan and afford such directors access to our health and welfare plans. The Directors’ Retirement Plan provides for the continuation of the maximum cash component of the director’s annual retainer at the time of retirement for the life of the individual. Ms. Alvarado, Mr. Byrne, Mr. Major and Mr. Thompson are the only active Board members that currently participate in this plan. Our health and welfare programs are provided to participating directors under the same terms and provisions as provided to other employees. Mr. Byrne and Mr. Major are the only active Board members that currently participate in our health and welfare programs.

2008 Perquisites and Other Compensation

In 2008, non-employee directors were entitled to:

•	receive up to $5,000 of tax and financial planning services;

•	participate in our employee rebate program, which provides rebates on residential heating and air conditioning equipment, hearth products, accessories and supplies;

•	receive a comprehensive physical examination paid for or reimbursed by our company; and

•	participate in our employee matching charitable contribution program, pursuant to which we match the director’s charitable contributions in an amount up to $1,000 per year.

Fiscal 2008 Director Compensation

The following table provides information regarding compensation earned in 2008 by each individual who served as a member of our Board in 2008.

				Change in Pension Value
	Fees Earned		Option/SAR	and Nonqualified
	or Paid in	Stock	Awards	Deferred Compensation	All Other
Name	Cash ($)(1)	Awards ($)(2)	($)(2)	Earnings ($)(3)	Compensation ($)(4)	Total

Richard L. Thompson	$223,000	$64,930	$0	$8,091	$3,790	$299,811
Linda G. Alvarado	79,400	62,896	33,102	48,656	3,103	227,157
Steven R. Booth	80,550	62,896	33,102	N/A	0	176,548
James J. Byrne	98,800	32,465	0	1,611	3,511	136,387
Janet K. Cooper	96,900	62,896	33,102	N/A	6,056	198,954
C.L. (Jerry) Henry	84,450	62,896	33,102	N/A	3,250	183,698
John E. Major	105,600	32,465	0	6,732	6,000	150,797
John W. Norris, III	89,400	62,896	33,102	N/A	0	185,398
Paul W. Schmidt	109,200	62,896	33,102	N/A	6,000	211,198
Terry D. Stinson	98,500	62,896	33,102	N/A	4,637	199,135
Jeffrey D. Storey, M.D.	86,550	48,370	15,749	N/A	750	151,419

(1)	The amounts shown reflect the following allocation between cash and stock of the fees earned:

Name	Paid in Cash	Paid in Stock

Richard L. Thompson	$144,072	$78,928
Linda G. Alvarado	59,456	19,944
Steven R. Booth	60,606	19,944
James J. Byrne	64,168	34,632
Janet K. Cooper	76,956	19,944
C.L. (Jerry) Henry	19,503	64,947
John E. Major	85,656	19,944
John W. Norris, III	69,456	19,944
Paul W. Schmidt	29,235	79,965
Terry D. Stinson	23,563	74,937
Jeffrey D. Storey, M.D.	21,603	64,947

(2)	The amounts shown represent the compensation costs (prior to any assumed forfeitures related to service-based vesting conditions, where applicable) recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS No. 123R, in connection with RSUs (see “Stock Awards” column) and SARs (see “Option/SAR Awards” column) granted under the 1998 Plan. Therefore, such amounts may include compensation costs for awards granted in and prior to 2008. Assumptions used in calculating these amounts are included in note 17 to our audited financial statements for the fiscal year ended December 31, 2008, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2009.

The following table provides information regarding the aggregate number of outstanding RSUs, stock options and SARs held by each non-employee director as of December 31, 2008. RSUs generally vest on the third anniversary of the date of grant and all stock options and SARs vest in one-third increments on each anniversary of the date of grant. Stock options granted prior to 2000 expire 10 years from the date of grant and stock options and SARs granted in or after 2000 expire seven years from the date of grant.

		Aggregate Options/SARs
	Aggregate RSUs Outstanding as of	Outstanding as of
Name	December 31, 2008 (# of shares)	December 31, 2008 (# of shares)

Richard L. Thompson	15,690	68,235
Linda G. Alvarado	7,845	47,827
Steven R. Booth	7,845	47,827
James J. Byrne	7,845	35,344
Janet K. Cooper	7,845	35,344
C.L. (Jerry) Henry	7,845	47,827
John E. Major	7,845	9,798
John W. Norris, III	7,845	35,344
Paul W. Schmidt	7,845	9,798
Terry D. Stinson	7,845	47,827
Jeffrey D. Storey, M.D.	7,845	4,706

The grant date fair value of RSUs granted to non-employee directors in 2008, calculated in accordance with SFAS No. 123R, is as follows:

		RSUs Granted in	Grant Date Fair Value	Grant Date Fair
	Grant Date	2008 (#)	Per Share ($) (a)	Value ($)

Chairman of the Board	December 12, 2008	6,996	$25.3329	$177,229
All Other Non-Employee Directors	December 12, 2008	3,498	25.3329	88,614

(a)	$25.3329 is the dividend-discounted value of the average of the high and low trading prices of our common stock on the date of the grant, which was $26.995.

(3)	The amounts shown represent the change in the present value of accumulated pension benefits that accrued during 2008 under our Directors’ Retirement Plan as a result of one additional year of service and are based on a 6.27% discount rate. The amount shown for Ms. Alvarado includes $6,693 in above market interest earned on her deferred compensation account balance.

(4)	The amounts shown include perquisites and other compensation, based on the incremental cost to our company. The following table identifies the separate amounts attributable to each category of perquisites and other compensation in 2008 for each non-employee director.

	Tax		Matching
	and Financial	Physical	Charitable
Name	Planning	Exam	Contributions	Total

Richard L. Thompson	$3,790	$0	$0	$3,790
Linda G. Alvarado	0	3,103	0	3,103
Steven R. Booth	0	0	0	0
James J. Byrne	1,601	1,910	0	3,511
Janet K. Cooper	2,775	3,281	0	6,056
C.L. (Jerry) Henry	3,250	0	0	3,250
John E. Major	5,000	0	1,000	6,000
John W. Norris, III	0	0	0	0
Paul W. Schmidt	5,000	0	1,000	6,000
Terry D. Stinson	2,725	1,912	0	4,637
Jeffrey D. Storey, M.D.	0	0	750	750

EQUITY COMPENSATION PLAN INFORMATION

We currently administer two equity compensation plans: the 1998 Plan and the Non-Employee Directors’ Compensation and Deferral Plan. The following table provides information as of December 31, 2008 regarding shares of our common stock that may be issued under our equity compensation plans.

Number of Securities
	to be Issued Upon	Weighted-Average	Number of Securities
	Exercise of	Exercise Price of	Remaining Available
	Outstanding	Outstanding	for Future Issuance
	Options, Warrants	Options, Warrants	Under Equity
Plan Category	and Rights(1)(2)	and Rights(3)	Compensation Plans(4)

Equity compensation plans approved by security holders	5,316,467	$25.44	4,740,059
Equity compensation plans not approved by security holders	—	—	—

TOTAL	5,316,467	$25.44	4,740,059

(1)	Includes the following:

• 991,413 shares of common stock to be issued upon exercise of outstanding stock options granted under the 1998 Plan;

• 2,694,141 SARs granted under the 1998 Plan, which, upon exercise, will be settled in shares of our common stock;

• 763,200 shares of common stock to be issued upon the vesting of RSUs outstanding under the 1998 Plan; and

•   867,713 PSUs granted under the 1998 Plan, which, for PSUs granted after 2003, includes the number of shares of our common stock that will be issued assuming we meet the target performance goals for the applicable three-year performance period and, for PSUs granted prior to 2003, includes the number of shares of our common stock that will be issued at the end of the applicable ten-year vesting period.

The following table illustrates the number of shares of our common stock that may be issued pursuant to outstanding PSUs and the number of shares that may be available for future issuance under our equity compensation plans if our performance falls below or exceeds our target performance goals:

	Performance Level
	Below Threshold	Threshold	Target	Maximum

Shares to be Issued Pursuant to Outstanding PSUs	156,757	512,235	867,713	1,578,669
Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans	5,451,015	5,095,537	4,740,059	4,029,103

(2)	Excludes approximately 5,958 shares of common stock to be issued upon exercise of outstanding stock options originally granted under five equity compensation plans adopted by Service Experts Inc., one of our subsidiaries. We assumed such options, which have a weighted-average exercise price of $17.82 per share, in connection with our acquisition of Service Experts in 2000. No additional options will be granted under Service Experts’ equity compensation plans.

(3)	Excludes PSU and RSU awards because such awards have no exercise price.

(4)	Assuming, with respect to outstanding PSUs, we meet target performance goals for the applicable three-year performance period, includes 4,379,174 shares of common stock available for issuance under the 1998 Plan, of which 3,505,892 shares are available for awards to employees and independent contractors and 873,282 shares are available for awards to non-employee directors; 301,383 shares of common stock available for issuance under the Non-Employee Directors’ Compensation and Deferral Plan and 59,502 shares of common stock reserved for issuance under the Employee Stock Purchase Plan, which is no longer active.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

All related party transactions must be approved in accordance with the written Related Party Transactions Policy adopted by our Board of Directors. Subject to limited exceptions, the written policy generally covers all transactions between our company and any director or executive officer, including their immediate family members and affiliates, as well as stockholders holding more than five percent of our common stock. Our Audit Committee is generally responsible for approving all related party transactions, which must be on terms that are fair to our company and comparable to those that could be obtained in arm’s length dealings with an unrelated third party. In the event management recommends any related party transaction in between regularly scheduled Audit Committee meetings, such transactions may be presented to the Chairman of the Audit Committee for approval, subject to ratification by the Audit Committee at the next regularly scheduled meeting. In the event a related party transaction involves one or more members of the Audit Committee, the transaction must be approved by an ad hoc committee appointed by the Board and composed entirely of independent and disinterested directors. Notwithstanding the foregoing, a related party transaction involving compensation must be approved by our Compensation and Human Resources Committee and does not require approval by the Audit Committee. No transactions with related persons occurred during fiscal 2008 that require disclosure under Item 404(a), of Regulation S-K as adopted by the Securities and Exchange Commission, and there are no such proposed transactions.

Compensation Committee Interlocks and Insider Participation

During 2008, no member of the Compensation and Human Resources Committee was an officer or employee of our company or any of our subsidiaries. In addition, none of our executive officers served on the board of directors or on the compensation committee of any other entity, for which any executive officers of such other entity served either on our Board or on our Compensation and Human Resources Committee.

OWNERSHIP OF COMMON STOCK

The following table provides information regarding the beneficial ownership of our common stock as of February 1, 2009 by the following persons:

•	each of our NEOs;

•	each of our directors;

•	our NEOs, other executive officers and directors, as a group; and

•	each person known by us to own more than 5% of the outstanding shares of our common stock.

Beneficial ownership includes direct and indirect ownership of shares of our common stock, including rights to acquire beneficial ownership of shares upon the exercise of stock options or SARs exercisable as of February 1, 2009 and that would become exercisable within 60 days of such date. To our knowledge and unless otherwise indicated, each stockholder listed below has sole voting and investment power over the shares listed as beneficially owned by such stockholder. Percentage of ownership is based on 63,111,737 shares of common stock outstanding as of February 1, 2009. Unless otherwise indicated, all stockholders listed below have an address in care of our principal executive offices, which are located at 2140 Lake Park Blvd., Richardson, Texas 75080.

		Stock Options/SARs
	Shares Beneficially	Exercisable Within		Percent
Name of Beneficial Owner	Owned (#)(1)	60 Days(#)	Total(#)	of Class(%)

Todd M. Bluedorn	243,442	59,161	302,603	*
Linda G. Alvarado(2)	21,916	46,258	68,174	*
Steven R. Booth(3)	2,792,132	46,258	2,838,390	4.49%
Scott J. Boxer	395,948	160,017	555,965	*
James J. Byrne	60,907	33,775	94,682	*
Susan K. Carter	155,951	36,623	192,574	*
Janet K. Cooper	29,021	33,775	62,796	*
C. L. (Jerry) Henry	29,972	46,258	76,230	*
John E. Major	44,802	8,229	53,031	*
John W. Norris, III(4)	327,905	33,775	361,680	*
Paul W. Schmidt	20,319	8,229	28,548	*
Daniel M. Sessa	60,582	6,786	67,368	*
Terry D. Stinson	17,744	46,258	64,002	*
William F. Stoll, Jr.	90,023	—	90,023	*
Jeffrey D. Storey, M.D.(5)	244,979	3,137	248,116	*
Richard L. Thompson(6)	151,237	65,098	216,335	*
Douglas L. Young	132,782	21,795	154,577	*
All executive officers and directors	5,132,888	721,936	5,854,824	9.27%
as a group (23 persons)
John W. Norris(7)	3,969,730	310,339	4,280,069	6.75%
Barclays Global Investors, NA(8)	3,995,631	—	3,995,631	6.33%
Wellington Management Company, LLP(9)	4,579,955	—	4,579,955	7.26%

*	Less than 1%

(1)	Includes the following unvested RSUs: Mr. Bluedorn — 91,290; Ms. Alvarado — 7,845; Mr. S. Booth — 7,845; Mr. Boxer — 25,319; Mr. Byrne — 7,845; Ms. Carter — 25,319; Ms. Cooper — 7,845; Mr. Henry — 7,845; Mr. Major — 7,845; Mr. Norris, III — 7,845; Mr. Schmidt — 7,845; Mr. Sessa — 24,906; Mr. Stinson — 7,845; Dr. Storey — 7,845; Mr. Thompson — 15,690; Mr. Young — 25,319; and an aggregate of 76,919 unvested RSUs held by our executive officers who are not NEOs.

Also includes the following unvested and/or unreleased PSUs which, for PSUs granted after 2003, includes the number of shares of our common stock that will be issued assuming we meet the target performance goals for the applicable three-year performance period and, for PSUs granted prior to 2003, includes the number of shares of our common stock that will be issued at the end of the applicable ten-year vesting period: Mr. Bluedorn — 152,152; Mr. Boxer — 95,118; Ms. Carter — 42,198; Mr. Sessa — 35,676; Mr. Young — 64,068; and an aggregate of 155,210 unvested and/or unreleased PSUs held by our executive officers who are not NEOs.

(2)	Includes 8,174 shares held by Cimarron Holdings, LLC, of which Ms. Alvarado is a managing member.

(3)	Includes (a) 1,886,093 shares held by trusts for the benefit of Richard W. Booth and 126,942 shares held by The Booth Family Charitable Lead Annuity Trust, for each of which Mr. S. Booth is a co-trustee (Mr. S. Booth disclaims beneficial ownership of such shares); (b) 642,741 shares held by the Steven R. Booth Trust of which Mr. S. Booth is a co-trustee; and (c) 85,494 shares held by Mr. S. Booth’s children.

(4)	Includes (a) 11,569 shares held by the W.H. Norris Trust, 11,569 shares held by the B.W. Norris Trust and 10,645 shares held by the L.C. Norris Trust, for each of which Mr. Norris is a trustee; and (b) 26,694 shares held by Mr. Norris’s minor children.

(5)	Includes (a) 203,635 shares held by the Jeffrey D. Storey Trust, 14,997 shares held by the Kasey Storey Revocable Trust and 14,997 shares held by the Kendra Storey Revocable Trust, for each of which Dr. Storey is a trustee; and (b) 5,675 shares held by the Kasey L. Storey Irrevocable Trust and 5,675 shares held by the Kendra S. Storey Irrevocable Trust, over which Dr. Storey has sole voting power only.

(6)	Includes 151,237 shares held by the R&B Thompson 2005 Family Trust, of which Mr. Thompson is a co-trustee.

(7)	Pursuant to information provided by Mr. Norris, Jr. on February 6, 2009, includes (a) 321,750 shares held by the John W. Norris, Jr. Trust A and 663,135 shares held by the Megan E. Norris Trust A, for each of which Mr. Norris, Jr. is a co-trustee (Mr. Norris, Jr. disclaims beneficial ownership of such shares); (b) 2,545,105 shares held by the Norris Family Limited Partnership, of which Mr. Norris, Jr. is General Partner; (c) 385,691 shares held by the Norris Living Trust; and (d) 60,000 shares held by The Cabin Foundation, of which Mr. Norris serves as President. Mr. Norris, Jr.’s address is 3831 Turtle Creek Blvd., Dallas, Texas 75219.

(8)	As reported by Barclays Global Investors, NA on a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2009, as of December 31, 2008 (a) Barclays Global Investors, NA, 400 Howard Street, San Francisco, CA 94105, had sole voting power with respect to 2,053,601 shares and sole dispositive power with respect to 2,472,830 shares; (b) Barclays Global Fund Advisors, 400 Howard Street, San Francisco, CA 94105, had sole voting power with respect to 737,356 shares and sole dispositive power with respect to 1,273,063 shares; (c) Barclays Global Investors, Ltd., Murray House, 1 Royal Mint Court, London, EC3N 4HH, had sole voting power with respect to 57,043 shares and sole dispositive power with respect to 112,415 shares; (d) Barclays Global Investors Japan Limited, Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan, had sole voting and dispositive power with respect to 103,955 shares; (e) Barclays Global Investors Canada Limited, Brookfield Place, 161 Bay Street, Suite 2500, P.O. Box 614, Toronto, Canada, Ontario M5J 2S1, had sole voting and dispositive power with respect to 25,175 shares; and (f) Barclays Global Investors Australia Limited, Level 43, Grosvenor Place, 225 George Street, P.O. Box N43, Sydney, Australia NSW 1220, had sole voting and dispositive power with respect to 8,193 shares.

(9)	As reported by Wellington Management Company, LLP, on a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2009, as of December 31, 2008, Wellington Management Company, LLP, 75 State Street, Boston, MA 02109, had sole voting power with respect to 3,585,235 shares and sole dispositive power with respect to 4,513,455 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in their ownership of our common stock. Securities and Exchange Commission regulations require our directors, executive officers and greater than 10% stockholders to furnish us with copies of these reports. Based solely upon a review of such reports and related information furnished to us, we believe that, during the 2008 fiscal year, each person who served as a director or executive officer of our company or held more than 10% of our common stock complied with the Section 16(a) filing requirements except that John W. Norris, III inadvertently failed to report several gifts between himself and his immediate family members which occurred prior to 2008. Upon discovery of the oversight, Mr. Norris included such transactions on his Form 5, filed in February 2009.

OTHER INFORMATION

Proxy Solicitation

We will pay for the cost of this proxy solicitation. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, facsimile, email or in person. They will not be paid for soliciting proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners of our common stock. Upon request, we will reimburse the brokerage houses and custodians for their reasonable expenses in so doing.

Multiple Stockholders Sharing the Same Address

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, stockholders who have the same address and last name will receive only one copy of our Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report to Stockholders and Annual Report on Form 10-K, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure helps reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate Proxy Cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report to Stockholders and Annual Report on Form 10-K, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact our Investor Relations department by telephone at (972) 497-5000 or in writing at 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Investor Relations.

If you participate in householding and wish to receive a separate copy of these documents, please contact our Investor Relations department as indicated above.

Form 10-K

Our Annual Report on Form 10-K (excluding exhibits) is a part of our 2009 Annual Report to Stockholders, which is being sent with this proxy statement. If you are entitled to vote at the Annual Meeting of Stockholders, you may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including the financial statements required to be filed with the Securities and Exchange Commission, without charge, by contacting our Investor Relations department by telephone at (972) 497-5000 or in writing at 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Investor Relations.

Stockholder Proposals for the 2010 Annual Meeting of Stockholders

Proposals for Inclusion in the Proxy Statement

If you wish to submit a proposal for possible inclusion in our 2010 proxy materials, we must receive your notice, in accordance with the rules of the Securities and Exchange Commission, on or before December 18, 2009. The proposal should be sent in writing to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Corporate Secretary.

Proposals to be Offered at an Annual Meeting

If you wish to introduce a proposal at the 2010 Annual Meeting of Stockholders but do not intend for your proposal to be considered for inclusion in our 2010 proxy materials, our Bylaws, as permitted by the rules of the Securities and Exchange Commission, require that you follow certain procedures. More specifically, you must give written notice to our Corporate Secretary of your intention to introduce a proposal. We must receive such notice at least 60 days but no more than 90 days prior to the Annual Meeting of Stockholders, or if we give less than 70 days’ notice of the Annual Meeting of Stockholders date, the notice must be received within 10 days following the date on which notice of the date of the Annual Meeting of Stockholders was mailed or such public disclosure was made to our stockholders. In the case of a special meeting of stockholders, we must receive notice of your intention to introduce a proposal within 10 days following the date on which notice of such meeting is first given to stockholders. Pursuant to our Bylaws, a stockholder’s notice must include certain information regarding the proposal and the stockholder making the proposal. Depending on the nature of the proposal, additional information may be required (see “Corporate Governance — Stockholder Nominations for Director”).

By Order of the Board of Directors,

John D. Torres
Corporate Secretary

Richardson, Texas
April 17, 2009

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day prior to the annual meeting day. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. C/O PROXY SERVICES ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS P.O. BOX 9142 If you would like to reduce the costs incurred by Lennox International Inc. FARMINGDALE, NY 11735 in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day prior the the annual meeting day. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Lennox International Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. You can view the Annual Report and Proxy Statement on the Internet at www.lennoxinternational.com by selecting Financial Reports & Proxy Statements from the Financials menu. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M11986 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY LENNOX INTERNATIONAL INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the THE BOARD OF DIRECTORS RECOMMENDS A VOTE number(s) of the nominee(s) on the line below. “FOR” ITEMS 1 AND 2. 0 0 0 1. Election of the following nominees as Class II directors for a term expiring in 2012. Nominees: 01) Linda G. Alvarado 02) Steven R. Booth 03) John E. Major 04) Jeffrey D. Storey, M.D. For Against Abstain 2. Ratification of KPMG LLP as Independent Registered Public Accounting Firm. 0 0 0 3. At the discretion of the named Proxies on any other matter that may properly come before the meeting or any adjournment thereof. THIS PROXY WILL BE VOTED AS DIRECTED ABOVE, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2. For address changes and/or comments, please check this box and 0 write them on the back where indicated. Yes No Please indicate if you plan to attend this meeting. 0 0 Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M11987 LENNOX INTERNATIONAL INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCK HOLDERS May 21, 2009 The signatory of this Proxy, by execution on the reverse side of this Proxy, hereby appoints and constitutes Richard L. Thompson and John D. Torres, and each of them, with full power of substitution, with the powers the signatory of this Proxy would possess if personally present, to vote all shares of Lennox International Inc. Common Stock entitled to be voted by the signatory at the Annual Meeting of Stockholders to be held at 1:00 p.m., local time, on May 21, 2009, at the University of Texas at Dallas School of Management, southeast corner of Drive A and University Parkway, Richardson, Texas 75083, or at any reconvened meeting after any adjournment or postponement thereof, on the matters set forth on the reverse side in accordance with any directions given by the signatory and, in their discretion, on all other matters that may properly come before the Annual Meeting or any reconvened meeting after any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND IN THE NAMED PROXIES’ DISCRETION ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE